TODD SHIPYARDS CORPORATION
    RETIREMENT SYSTEM


Article 1.  Definitions

1.01 Accrued Benefit means, as of any date of determination on or before June 30, 1989, the normal Retirement Allowance computed under Section 4.01(b) as of that date on the basis of the Members Average Final Compensation and Credited Service to that date. Effective July 1,1989, Accrued Benefit means, as of any date of determination, the projected normal Retirement Allowance computed under Section 4.01(b) on the basis of the Members Average Final Compensation as of that date and the number of years of Credited Service the Member would have completed if he had remained in service as an Employee until his Normal Retirement Age multiplied by a fraction, the numerator of which is the number of years of the Members Credited Service as of the date of determination and the denominator of which is the number of years of Credited Service the Member would have completed had he remained in service as an Employee until his Normal Retirement Age. Notwithstanding the foregoing, a Members Accrued Benefit shall not be reduced below his Accrued Benefit as of July 22, 1991 under the terms of the Retirement System in effect on June 30, 1989.

1.02 Accumulated Contributions means the total of a Members mandatory contributions to the Retirement System prior to July 1, 1979, plus interest at a rate determined by the Retirement Board from time to time prior to July 1, 1976; 5% per annum from July 1, 1976 to June 30, 1988; and on and after July 1, 1988, the interest rate specified in Code Section 411(c)(2)(C)(iii) to Normal Retirement Age or the Annuity Starting Date, if later. Effective July 1, 1979, no further Member contributions were required or permitted.

1.03 Affiliated Company means any company not participating in the Retirement System which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of Section 4.07, the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.

1.04 Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity or any other form.

1.05 Average Final Compensation means the average annual
Compensation of a Member during the three consecutive years in the last ten or less years of his Credited Service affording the highest such average, or during all of the years of his Credited
Service if less than three years.

1.06 Beneficiary means the person or persons named by a Member by written designation filed with the Retirement Board to receive payments after the Members death.

1.07 Board of Directors means the Board of Directors of Todd
Shipyards Corporation.

1.08 Break in Service means a period which constitutes a break in an Employees Continuous Service, as provided in Section 3.01(a).

1.09 Code means the Internal Revenue Code of 1986, as amended.

1.10 Company means Todd Shipyards Corporation or any successor by merger, purchase or otherwise, with respect to its employees; or any other company participating in the Retirement System as provided in Section 10.03 with respect to its employees.

1.11 Compensation means the basic straight-time cash remuneration paid to an Employee for services rendered to the Company, including any pre-tax contributions under The Todd Shipyards Corporation Savings Investment Plan or under a cafeteria plan (as defined under Section 125 of the Code and its applicable regulations), excluding piecework and all other bonuses, overtime pay and all other forms of special pay. Effective July 1, 1991, Compensation means the total cash remuneration paid to an Employee on or after July 1, 1991 for services rendered to the Company, determined prior to any pre-tax contributions under The Todd Shipyards Corporation Savings Investment Plan or under a cafeteria plan (as defined under Section 125 of the Code and its applicable regulations), provided that the Average Final Compensation of a Member who retired prior to July 1, 1991 shall not be adjusted. The Compensation for a period of absence which is counted as Credited Service shall be the Members rate of Compensation in effect immediately before the period of absence. However, effective as of July 1, 1989, Compensation taken into account for any purpose under the Retirement System shall not exceed $200,000 per Plan Year, provided that the imposition of the limitation on Compensation shall not reduce an Employees Accrued Benefit below the amount of Accrued Benefit determined as of June 30, 1989. In determining the Compensation of a Member for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying those rules, the term family shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year. The applicable limitation as determined by the Commissioner of Internal Revenue as of January 1, 1990 and as of each subsequent calendar year shall become effective as the maximum Compensation to be taken into account for Retirement System purposes as of the first day of the Plan Year beginning within each such calendar year in lieu of the $200,000 limitation set forth in the second preceding sentence.

1.12 Continuous Service means service recognized for purposes of determining eligibility for membership and benefits under the Retirement System, determined as provided in Section 3.01.

1.13 Covered Compensation means for any Member the lesser of (a) his average annual Compensation for the three-consecutive-Plan Year period ending with the year of the determination computed by excluding Compensation for any Plan Year in excess of the taxable wage base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year or (b) the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Member attains his Social Security Retirement Age. In determining a Members Covered Compensation for any Plan Year, the taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is made.

1.14 Credited Service means service recognized for purposes of computing the amount of any benefit, determined as provided in
Section 3.02.

1.15 Effective Date means August 1, 1940.

1.16 Employee means any person employed by the Company who receives compensation other than a pension, severance pay, retainer or fee under contract, but excluding any Leased Employee and any person who is included in a unit of employees covered by a collective bargaining agreement which does not provide for his membership in the Retirement System.

1.17 Equivalent Actuarial Value means equivalent value determined on the basis of the applicable factors set forth in Appendix A.

1.18 ERISA means the Employee Retirement Income Security Act of
1974, as amended.

1.19 Hour of Service means, with respect to any applicable computation period, (a) each hour for which the employee is paid or entitled to payment for the performance of duties for the Company or an Affiliated Company, (b) each hour for which an employee is paid or entitled to payment by Affiliated Company on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period, (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made, and (d) solely for purposes of determining whether an employee has incurred a Break in Service under the Retirement System, each hour for which an employee would normally be credited under paragraph (a) or (b) above during a period of Parental Leave but not more than 501 hours for any single continuous period. However, the number of hours credited to an employee under this paragraph (d) during the computation period in which the Parental Leave began, when added to the hours credited to an employee under paragraphs (a) through (c) above during that computation period, shall not exceed 501. If the number of hours credited under this paragraph (d) for the computation period in which the Parental Leave began is zero, the provisions of this paragraph (d) shall apply as though the Parental Leave began in the immediately following computation period. No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Section 2530.200b-2(b) and (c).

1.20 Leased Employee means any person as so defined in Section
414(n) of the Code.

1.21 Limitation Year means the calendar year.

1.22 Member means any person included in the membership of the Retirement System, as provided in Article 2.

1.23 Normal Retirement Age means an Employees 65th birthday.

1.24 Normal Retirement Date means the first day of the calendar month coinciding with or immediately following an Employees
Normal Retirement Age.

1.25 Parental Leave means a period commencing on or after July 1, 1985 in which the Employee is absent from work immediately following his or her active employment because of the Employees pregnancy, the birth of the Employees child, the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following birth or placement.

1.26 Plan Year means the 12-month period beginning on any July 1.

1.27 Qualified Joint and Survivor Annuity means an annuity described in Section 5.01(b).

1.28 Retirement Allowance means annual payments under the Retirement System as provided in Article 5.

1.29 Retirement Board means the individuals named by the Board of Directors to administer and supervise the Retirement System as provided in Article 7.

1.30 Retirement System means the Todd Shipyards Corporation
Retirement System as set forth in this document or as amended from time to time.

1.31 Severance Date means the earlier of (a) the date an Employee quits, retires, is discharged or dies, or (b) the first anniversary of the date on which an Employee is first absent from service, with or without pay, for any other reason such as vacation, sickness, disability, layoff or leave of absence.

1.32 Social Security Retirement Age means age 65 with respect to a Member who was born before January 1, 1938; age 66 with respect to a Member who was born after December 31, 1937 and before January 1, 1955; and age 67 with respect to a Member who was born after December 31, 1954.

1.33 Spousal Consent means written consent given by a Members spouse to an election made by the Member which specifies the form of Retirement Allowance and Beneficiary or Beneficiaries designated by the Member. Except in the case of a change to the form of benefit under Section 5.01(b) providing a Retirement Allowance for a Member who is married on his Annuity Starting Date, the specified form or specified Beneficiary shall not be changed unless further Spousal Consent is given. Spousal Consent shall be duly witnessed by a Retirement System representative or notary public and shall acknowledge the effect on the spouse of the Members election. The requirement for Spousal Consent may be waived by the Retirement Board if it is established that there is no spouse, that the spouse cannot be located, that a legal separation has occurred, or for such other reasons as may be determined in accordance with applicable law. Spousal Consent shall be applicable only to the particular spouse who provides such consent.

1.34 Suspendible Month means a month in which the Member receives payment from the Company or an Affiliated Company for at least eight days of service during that month.

1.35 Trustee means the trustee or trustees by whom the funds of the Retirement System are held, as provided in Article 8.

Article 2.  Membership

2.01 Membership Requirements Every Employee of the Company on June 30, 1979 who was a Member of the Retirement System on June 30, 1979 shall continue to be a Member on and after July 1, 1979 but no Member contributions shall be required or permitted.
Every other person in the employ of the Company shall become a Member of the Retirement System as of the first day of the calendar month, beginning with July 1, 1979, coincident with or immediately following the date he completes six months of Continuous Service, provided he is then an Employee. However, an Employee whose first day of employment was on or after his 65th birthday and prior to July 1, 1988 shall be eligible to become a Member on the later of July 1, 1988 or the first day of the calendar month coinciding with or immediately following the date he completes six months of Continuous Service, provided he is then an Employee.

2.02 Determination of Service For purposes of this Article, an Employee shall be credited with six months of Continuous Service if he completes at least 500 Hours of Service during the six-month period beginning on the date he first completes an Hour of Service, or beginning on any six month anniversary of the date he first completes an Hour of Service if he does not complete 500 Hours of Service in the initial period. A full-time Employee shall be credited with 45 Hours of Service for each week in which the Employee completes one Hour of Service. A full-time Employee for this purpose is one who performs, or whose regular, stated work schedule would require him to perform, 30 or more Hours of Service per week.

2.03 Events Affecting Membership An Employees membership in the Retirement System shall end when he is no longer employed by the Company if he is not entitled to either an immediate or a deferred Retirement Allowance under the Retirement System. Membership shall continue while on approved leave of absence from service, but no Credited Service shall be counted for that period, except as specifically provided in Article 3 with respect to a leave of absence or service in the Armed Forces of the United States.

2.04 Membership upon Reemployment If an Employees membership in the Retirement System ends and he again becomes an Employee, he shall be considered a new Employee for all purposes of the Retirement System, except as provided in Section 3.03.

2.05 Collective Bargaining
 (a) The provisions of Section 1.16 notwithstanding, if the Company is required, pursuant to a collective bargaining agreement, to contribute on behalf of any Member, other than under this Retirement System, to provide pension benefits, such Members participation in the Retirement System shall continue during the period for which the Company must make such payments. A Member shall receive Continuous Service, but not Credited Service, for such period.

 (b) Any person included in a unit of employees covered by a collective bargaining agreement under which the Company has agreed to make payments to any other qualified plan to provide a pension may, if such person is not already a Member, become a Member provided(i) the Retirement Board finds that such person has been promoted by the Company to a position involving supervisory responsibility, whether or not he continues to be covered by a collective bargaining agreement; and(ii) the Company is no longer required to contribute on his behalf to another pension fund or trust.
Upon becoming a Member, the Employee shall receive Continuous Service, as provided in Section 3.01, for his service with the Company while he was covered by a collective bargaining agreement, and shall receive both Continuous Service and Credited Service, as provided in Sections 3.01 and 3.02, for service rendered subsequent to the date of his membership in the Retirement System. His benefit, upon subsequent retirement or termination, shall, for the period prior to his membership in the Retirement System, be equal to the pension benefit the Employee would have been entitled to receive upon retirement under the provisions (as in effect at the time he became a Member of the Retirement System) of any other pension or retirement plan to which the Company was required to contribute on his behalf under the terms of a collective bargaining agreement, multiplied by a fraction, the numerator of which is his period of participation in such other plan and the denominator of which is the number of years of participation he would have had under such other plan if he had participated until his Normal Retirement Age or thereafter; provided that such benefit shall be reduced by any vested pension under such other plan.

Article 3.  Service

3.01 Continuous Service
 (a) Except as hereinafter provided, an employees period of employment with the Company or an Affiliated Company, whether or not as an Employee as herein defined, shall be Continuous Service for purposes of the Retirement System. Continuous Service shall begin on the date the Employee first completes an Hour of Service and end on the Employees Severance Date. If an Employees employment is terminated and he is later reemployed within one year, the period between his Severance Date and the date of his reemployment shall be included in his Continuous Service. However, if his employment is terminated during a period of absence from service for reasons such as vacation, sickness, disability, layoff or leave of absence approved by the Company, Continuous Service shall be counted for the period from his Severance Date to the date of his reemployment only if he is reemployed within one year of the first day of that absence. No Continuous Service shall be recognized during any period prior to July 1, 1979 when an Employee was eligible to become a Member and did not have an election on file to make contributions under the Retirement System. If an Employee did not elect to become a Member prior to July 1, 1979 when first eligible, any service after he became eligible for membership and prior to becoming a Member shall be excluded from his Continuous Service. A Break in Service shall occur if an Employee is not reemployed within one year after a Severance Date, provided, however, that if an Employees employment is terminated or if the Employee is otherwise absent from work because of Parental Leave, a Break in Service shall occur only if the Employee is not reemployed or does not return to active service within two years of his initial absence date; and provided further that the first year of such absence for Parental Leave, measured from the initial absence date, shall not be considered in determining the Employees period of Break in Service for purposes of Section 3.03(d). If the Employee has a Break in Service, any period before the Break in Service shall be excluded from his Continuous Service, except as provided in Section 3.03.

 (b) With respect to any person who was employed on or before June 30, 1976, Continuous Service for service rendered prior to that date shall be equal to the Credited Service recognized through June 30, 1976 under the Retirement System in effect on that date. However, if such a person became a Member after the Effective Date, Continuous Service shall also include his period of service after the Effective Date and prior to the date he first became eligible for membership. With respect to any person who, prior to June 30, 1976, was promoted from service covered by another pension plan to a position of supervisory responsibility and who became a Member under Section 2.05 (or provision of similar intent under the Retirement System as in effect on June 30, 1976), Continuous Service shall also include his period of service as a member of such plan.

 (c) If an Employee shall have been absent from the service of the Company because of service in the Armed Forces of the United States and if he shall have returned to the service of the Company or an Affiliated Company having applied to return while his reemployment rights were protected by law, that absence shall not count as a Break in Service, but instead shall be counted as Continuous Service.

 (d) A period during which an Employee is on a leave of absence approved by the Company shall not be considered as a Break in Service. Under rules uniformly applicable to all Employees similarly situated, the Retirement Board may authorize Continuous Service to be counted for any portion of that period of leave which is not counted as Continuous Service under paragraph (a) of this Section.

 (e) For purposes of determining eligibility for membership and vesting, each of the following periods of service shall be counted in a persons Continuous Service to the extent that it would be recognized under paragraph (a) through (c) above with respect to Employees: (i) a period of service as an employee, but not an Employee, of the Company, (ii) a period of service as an employee of an Affiliated Company, and (iii) in the case of a person who is a Leased Employee before or after a period of service as an Employee or a period of service described in (i) or (ii) above, a period during which he has performed services for the Company or an Affiliated Company as a Leased Employee.The Break in Service rules of Section 3.03 shall be applied as though all such periods of service were service as an Employee.

3.02 Credited Service
 (a) Except as provided below, all Continuous Service rendered while a Member on or after July 1, 1976, excluding service prior to a Break in Service which resulted in a loss of Continuous Service, shall be Credited Service under the Retirement System. In addition, a Member who was a Member on June 30, 1976 shall receive credit for any Credited Service recognized as such under the Retirement System in effect on June 30, 1976 for service rendered before that date which is included in his Continuous Service. Any period of absence counted as Continuous Service under Section 3.01(c) or (d) shall not be counted as Credited Service unless it is included in paragraph (b) below. Any period between a Severance Date and a reemployment date which is counted as Continuous Service as provided in Section 3.01(a) shall not be counted as Credited Service.

 (b) Credited Service shall include any period of absence from service with the Company due to service in the Armed Forces of the United States which is counted in a Members Continuous Service as described in Section 3.01(c), provided that if such period occurs after his date of membership and prior to July 1, 1979, the Employee made the contributions required under the Retirement System with respect to such period. Under rules uniformly applicable to all Employees similarly situated, the Retirement Board may count as Credited Service any period, not more than two years, during which an Employee is on an approved leave of absence which is counted as Continuous Service as described in Section 3.01(d), provided that if such period occurs after his date of membership and prior to July 1, 1979, the Employee made the contributions required under the Retirement System with respect to such period.

 (c) Credited Service shall not be granted for any period in which a Member is not an Employee but is in the employ of the Company, or in the employ of an Affiliated Company, or performing services for the Company or an Affiliated Company as a Leased Employee.

3.03 Restoration of Retired Member or Other Former Employee to
Service
 (a) If a Member in receipt of a Retirement Allowance is restored to service with the Company as an Employee, the following shall apply: (i) If his restoration to service occurs prior to his Normal Retirement Date, the portion of his Retirement Allowance attributable to Company contributions shall cease and any election of an optional benefit in effect with respect to the part of the Retirement Allowance attributable to Company contributions shall be void. If his restoration to service occurs after his Normal Retirement Date, the part of (i) his Retirement Allowance attributable to Company contributions shall be suspended during each Suspendible Month (unless the provisions of Sections 4.02(c) and 5.05(b) are applicable), and
(ii) any optional benefit shall remain in effect, unless the Member shall elect otherwise; in the event of his death during the period of restoration, any payment in one sum due under the Retirement System upon death after retirement shall be payable, and any Retirement Allowance which would have been payable to his surviving spouse had he not been restored to service shall be payable. Any payments under an optional form of benefit, if one has been elected and become effective, shall commence. (ii) Any Continuous Service and Credited Service to which he was entitled when he retired or terminated service shall be restored to him.
(iii) Upon later retirement or termination, his Retirement Allowance shall be based on the benefit formula then in effect and his Compensation and Credited Service before and after the period when he was not in the service of the Company, reduced by an amount of Equivalent Actuarial Value to the benefits, if any, other than a disability Retirement Allowance, he received before the earlier of the date of his restoration to service or his Normal Retirement Date. (iv) The part of the Members Retirement Allowance attributable to Company contributions upon later retirement payable with respect to Credited Service rendered before his previous retirement or termination of service shall never be less than the amount of his previous Retirement Allowance attributable to Company contributions modified to reflect any option in effect on his later retirement.(v) Upon later retirement of a Member in service after his Normal Retirement Date, payment of the Members Retirement Allowance shall resume no later than the third month after the latest Suspendible Month during the period of restoration, and shall be adjusted, if necessary, in compliance with Title 29 of the Code of Federal Regulations, Section 2530.203-3 in a consistent and nondiscriminatory manner.

 (b) If a Member entitled to but not in receipt of a Retirement Allowance or a former Member who did not receive a lump sum settlement is restored to service and if such Member or former Member did not incur a Break in Service, his Continuous Service and Credited Service shall be determined as provided in Sections
3.01 and 3.02. If such former Member is restored to service as an Employee, he shall again become a Member as of his date of restoration to service.

 (c) If a Member entitled to but not in receipt of a Retirement Allowance is restored to service with the Company after having had a Break in Service or if a former Member who received a lump sum settlement in lieu of a Retirement Allowance is restored to service with the Company, the following shall apply: (i) Upon completion of six months of Continuous Service, determined as provided in Section 2.02, following the Break in Service the Continuous Service to which he was previously entitled shall be restored to him, and, if applicable, he shall again become a Member as of his date of restoration to service as an Employee.
(ii) Any Credited Service to which the Member was entitled at the time of his termination of service shall be restored to him, provided he repays the amount of any Accumulated Contributions or any lump sum settlement received upon his initial termination of service together with interest at the rate prescribed by
Section 411(a)(7)(C) of the Code on that amount to the date of repayment, except that if the lump sum settlement was equal to the full present value of his Accrued Benefit at the time of his termination, he shall not be permitted to repay that amount and that Credited Service shall not be restored to him. (iii) Upon later termination or retirement of a Member whose previous Credited Service has been restored under this paragraph (c), his Retirement Allowance shall be based on the benefit formula then in effect and his Compensation and Credited Service before and after the period when he was not in the service of the Company, reduced by an amount of Equivalent Actuarial Value to the benefits, if any, other than a disability Retirement Allowance, he received before his restoration to service.

 (d) If a former Member who is not entitled to a Retirement Allowance is restored to service after having had a Break in Service, the following shall apply: (i) Upon completion of six months of Continuous Service, determined as provided in Section 2.02, following the Break in Service, he shall again become a Member as of his date of restoration to service as an Employee.
(ii) Upon his restoration to membership, the Continuous Service to which he was previously entitled shall be restored to him if the total number of consecutive one-year Breaks in Service does not equal or exceed the greater of (A) five, or (B) the total number of years of his Continuous Service before his Break in Service, determined at the time of the Break in Service, excluding any Continuous Service disregarded under this paragraph (d) by reason of any earlier Break in Service. If any such former Member was restored to service prior to July 1, 1985, or if he had a Break in Service on June 30, 1985 and the number of his consecutive one-year Breaks in Service as of that date would have resulted in the exclusion of his previously accrued Continuous Service under the Plan provisions then in effect, then clause (A) of the preceding sentence shall not be applicable, and his previously accrued Continuous Service shall be excluded. (iii) Any Credited Service to which the Member was entitled at the time of his termination of service which is included in the Continuous Service so restored shall be restored to him. (iv) Upon later termination or retirement of a Member whose previous Credited Service has been restored under this paragraph (d), his Retirement Allowance, if any, shall be based on the benefit formula then in effect and his Compensation and Credited Service before and after the period when he was not an Employee.

Article 4.  Eligibility for and Amount of Benefits

4.01 Normal Retirement
 (a) The right of a Member to his normal Retirement Allowance shall be nonforfeitable as of his Normal Retirement Age. A Member may retire from service on a normal Retirement Allowance beginning on his Normal Retirement Date or he may postpone his retirement and remain in service after his Normal Retirement Date, in which event the provisions of Section 4.02 shall be applicable.

 (b) Subject to the provisions of Section 5.01, the annual normal Retirement Allowance payable upon retirement on a Members Normal Retirement Date shall be equal to 1-3/4% of the Members Average Final Compensation multiplied by his years of Credited Service, reduced by the lesser of (i) 1/2% of his Covered Compensation for each year of his Credited Service not in excess of 35 years or
(ii) 50% of the benefit that would be provided if the benefit were limited to the employer-provided portion thereof, were based on the Members Covered Compensation (in lieu of his Average Final Compensation) and had been determined without regard to the reduction; provided that
 (1) the Accrued Benefit of a Member who is a Member on or after July 1, 1989 and who is a highly compensated employee (as defined in Section 414(q)(1)(A) or (B) of the Code) during the Plan Year ending in 1990 shall not be less than such Members Accrued Benefit on June 30, 1989 under the terms of the Retirement System as then in effect and determined as if the Member had terminated employment on that date;

 (2) the Accrued Benefit of a Member who is a Member on or after July 1, 1989 and who is a highly compensated employee (as defined in Section 414(q)(1)(A) or (B) of the Code) during the Plan Year ending in 1991 but not the Plan Year ending in 1990 shall not be less than such Members Accrued Benefit on June 30, 1990 under the terms of the Retirement System as in effect on June 30, 1989 and determined as if the Member had terminated employment on that date; and

 (3) the Accrued Benefit of a Member who is a Member on or after July 1, 1989 and who is not a highly compensated employee (as defined in Section 414(q)(1)(A) or (B) of the Code) in either the Plan Year ending in 1990 or the Plan Year ending in 1991 shall not be less than such Members Accrued Benefit on July 22, 1991 or date of employment termination, if earlier, assuming the terms of the Retirement System as in effect prior to July 1, 1989 had remained in effect through July 22, 1991 and determined as if the Member had terminated employment on that date.

4.02 Late Retirement
 (a) If a Member postpones his retirement as provided in Section 4.01(a), he shall be retired from service on a late Retirement Allowance on the first day of the calendar month after the Retirement Board receives his written application to retire.

 (b) The late Retirement Allowance shall be an immediate Retirement Allowance beginning on the Members late retirement date and, subject to the provisions of Section 5.01, shall be equal to the greater of (i) an amount determined in accordance with Section 4.01(b) based on the Members Credited Service and Average Final Compensation as of his late retirement date, or
(ii) the amount of Retirement Allowance to which the Member would have been entitled under Section 4.01(b) if he had retired on his Normal Retirement Date, increased by an amount of Equivalent Actuarial Value to the monthly payments which would have been payable with respect to each month during the postponement period which is not a Suspendible Month. Any monthly payment amount determined under clause
 (ii) above with respect to any month which is not a Suspendible Month shall be computed as if the Member had retired as of his Normal Retirement Date, and recomputed as of the first day of each subsequent Plan Year during which payment would have been made to reflect additional accruals, if any.

 (c) In the event a Members Retirement Allowance is required to begin under Section 5.05(b) while the Member is in active service, such required beginning date shall be the Members Annuity Starting Date (except that such a Member shall not become entitled to elect an optional form of benefit until the date of the Members actual retirement or other termination of employment) and the Member shall receive a late Retirement Allowance commencing on or before such required beginning date in an amount determined as if he had retired on such date. As of each succeeding January 1 prior to the Members actual late retirement date (and as of his actual late retirement date), the Members Retirement Allowance shall be recomputed to reflect additional accruals. The Members recomputed Retirement Allowance shall then be reduced by the Equivalent Actuarial Value of the total payments of his late Retirement Allowance made with respect to Suspendible Months of continued employment which were paid prior to each such recomputation to arrive at the Members late Retirement Allowance; provided that no such reduction shall reduce the Members late Retirement Allowance below the amount of late Retirement Allowance payable to the Member prior to the recomputation of such Retirement Allowance.

4.03 Early Retirement
 (a) A Member who has not reached his Normal Retirement Date but who reached his 55th birthday and completed ten years of Continuous Service was eligible to be retired from service on an early Retirement Allowance on the first day of the calendar month after the Retirement Board received his written application to retire, if such retirement occurred prior to October 1, 1987. If such retirement occurs on or after October 1, 1987, a Member who has not reached his Normal Retirement Date but who has reached his 55th birthday must complete five years of Continuous Service in order to be retired from service on an early Retirement Allowance on the first day of the calendar month after the Retirement Board receives his written application to retire.

 (b) The early Retirement Allowance shall be a deferred Retirement Allowance beginning on the Members Normal Retirement Date and, subject to the provisions of Section 5.01, shall be equal to his Accrued Benefit. However, the Member may elect to receive an early Retirement Allowance beginning on the last day of any calendar month before his Normal Retirement Date. In that case, the Members Retirement Allowance shall be equal to his Accrued Benefit, reduced by 5/12 of one per cent for each month by which the date the Members early Retirement Allowance begins precedes his Normal Retirement Date.

4.04 Vesting
 (a) A Member shall at all times be 100% vested in, and have a nonforfeitable right to, his Accrued Benefit derived from his Accumulated Contributions. Effective October 1, 1987, a Member shall be 100% vested in, and have a nonforfeitable right to, his Accrued Benefit derived from Company contributions upon completion of five years of Continuous Service. If the Members employment with the Company is subsequently terminated for reasons other than retirement or death, he shall be eligible for a deferred vested Retirement Allowance after the Retirement Board receives his written application for such Retirement Allowance.

 (b) The deferred vested Retirement Allowance shall begin on the Members Normal Retirement Date and, subject to the provisions of
Section 5.01, shall be equal to his Accrued Benefit. However, the Member may elect to have his deferred vested Retirement Allowance begin on the last day of any calendar month after his 55th birthday and before his Normal Retirement Date. In that case, the Members Retirement Allowance shall be equal to the deferred vested Retirement Allowance otherwise payable at his Normal Retirement Date reduced by 5/9 of one per cent for each of the first 60 months and 5/18 of one per cent for each of the next 60 months by which the date the Members deferred vested Retirement Allowance begins precedes his Normal Retirement Date.

4.05 Disability Retirement
 (a) A Member who has not reached his Normal Retirement Date but who has completed five years of Continuous Service shall be retired from service on a disability Retirement Allowance beginning on the first day of the calendar month not less than 30 nor more than 90 days after the Retirement Board receives written application for the Retirement Allowance made by or for the Member, but only if a physician or physicians designated by the Retirement Board shall certify that the Member is totally and permanently disabled. For purposes of the Retirement System, totally and permanently disabled shall mean that the Member is totally incapacitated, mentally or physically, for the further performance of duty, that such incapacity is likely to be permanent, that such Member should be retired and that the incapacity was not caused by, or did not occur, during employment other than that of the Company.

 (b) Subject to the provisions of Section 5.01, the disability Retirement Allowance payable prior to the Members eligibility for a disability benefit or an unreduced benefit for age under Title II of the Social Security Act shall be equal to 1-3/4% of the Members Average Final Compensation multiplied by his years of Credited Service. The disability Retirement Allowance payable after eligibility for such Social Security benefit shall be equal to his Accrued Benefit as of his date of disability retirement; provided, however, that the disability Retirement Allowance shall not be less than 25% of the Members Average Final Compensation. The disability Retirement Allowance shall only be payable subject to continuance of the Members disability as provided in paragraph
(d) of this Section 4.05. In no event shall the disability Retirement Allowance exceed the normal Retirement Allowance which would have been payable had the Member continued in service to his Normal Retirement Date with no change in his Average Final Compensation. If a Member in receipt of a disability Retirement Allowance dies prior to commencement of Social Security benefits, the Retirement Allowance payable in accordance with Section 5.01(b) to the surviving spouse shall be based on the Members Accrued Benefit as of the date of disability retirement.

 (c) The Retirement Board shall, under rules uniformly applicable to all Employees similarly situated, offset against the part of a Members disability Retirement Allowance attributable to Company contributions any amount paid or payable on account of disability to the Member or his dependents as a result of premiums, taxes or contributions paid by the Company under any workers compensation law or policy, or similar plan, whether self-insured or otherwise, exclusive of fixed statutory payments for the loss of any bodily member.

 (d) As a condition of his continuing to receive a disability Retirement Allowance, the Retirement Board may require any Member receiving a disability Retirement Allowance, who has not reached his Normal Retirement Date, to undergo a medical examination by a physician or physicians designated by the Retirement Board, such examination to be made at the Members residence or other mutually agreed-upon place. If any Member refuses to submit to such medical examination, the part of his disability Retirement Allowance attributable to Company contributions shall cease until he no longer refuses to submit to such medical examination. If his refusal continues for a year, all rights to the disability Retirement Allowance shall cease and the election of an optional benefit if one has been elected shall no longer be effective. If the Retirement Board finds from such medical examination or otherwise that the disability of a Member receiving a disability Retirement Allowance who has not yet reached his Normal Retirement Date has ceased and he has regained his earnings capacity in whole or in part, the part of his disability Retirement Allowance attributable to Company contributions shall be discontinued or reduced proportionately; provided, however, that the Member shall be entitled to have his original disability Retirement Allowance restored in whole or in part prior to his Normal Retirement Date if, on the basis of a medical examination by a physician or physicians designated by the Retirement Board, the Retirement Board finds that he has again lost earning capacity because of the same disability. In the event that the Members disability Retirement Allowance is discontinued as above provided, if the Member does not again become an Employee, he shall be entitled to retire on an early Retirement Allowance as of the first day of the calendar month immediately after his disability Retirement Allowance ceases, if at the date of disability retirement he had completed the eligibility requirements for such Retirement Allowance, or to receive a deferred vested Retirement Allowance beginning on his Normal Retirement Date, or after age 55. In either case, the Retirement Allowance shall be equal to his Accrued Benefit at the time of his disability retirement, reduced as provided in Section 4.03(b) or Section 4.04(b), as applicable.

4.06 Spouses Retirement Allowance
 (a) On and after August 23, 1984, if a married Member: (i) dies in active service and prior to his Annuity Starting Date having met the requirements for any Retirement Allowance, or (ii) dies after retiring on any Retirement Allowance, or after terminating service on or after August 23, 1984 with entitlement to a deferred vested Retirement Allowance, but in either case before his Annuity Starting Date, or (iii) terminates employment on or after July 1, 1976 and before August 23, 1984 with entitlement to a deferred vested Retirement Allowance, and then dies on or after July 1, 1985 but before his Annuity Starting Date, a spouses Retirement Allowance shall be payable to his surviving spouse for life, provided in the cases described in (ii) and (iii) above, no election was made to waive the spouses coverage in accordance with Section 4.06(c) and (d).

 (b) The spouses Retirement Allowance shall commence and be the Retirement Allowance which would have been payable to the spouse under the form provided in Section 5.01(b), had the Members Retirement Allowance commenced on the last day of the month preceding his death, reduced by 1/16 of 1% for each month during the period in which the coverage for the spouse was in effect; and (iii) in the case of the death of a Member who has terminated service with a deferred vested Retirement Allowance that has not yet commenced, the spouses Retirement Allowance shall be equal to the Retirement Allowance that would have been payable to the spouse if the Member had elected to have the Retirement Allowance begin on the last day of the month preceding his death, or, if later, his attainment of age 55 in the form provided in Section 5.01(b). The spouse may elect to receive the benefit commencing on the last day of any month (after the Member would have attained age 55) up to the Members Normal Retirement Date, in which case the spouses Retirement Allowance shall be calculated by taking into account the age the Member and the spouse would have attained at that commencement date. The deferred vested benefit payable to the Member, and after his death, to his surviving spouse, shall be reduced by his applicable percentage shown in the following table for each month during the period in which the coverage was in effect; provided, however, that no such reduction shall be made with respect to any period before the later of (i) the date the Retirement Board furnishes the Member the notice of his right to waive the spouses Retirement Allowance in accordance with paragraph (d) below or (ii) the commencement of the election period specified in paragraph (e) below.

Annual Reduction for Spouses Coverage After Termination of
Service with a Deferred Vested Benefit

 Age Reduction
  60 - 65 1%
  55 - 60 50/100 of 1%
  50 - 55 25/100 of 1%
  40 - 50 15/100 of 1%
  Under 40 5/100 of 1%

 Notwithstanding any provision in this paragraph (b) to the contrary, the spouses Retirement Allowance shall commence on what would have been the Members Normal Retirement Date (or the first day of the month following his date of death, if later), unless the spouse elects earlier commencement. If the spouse does not elect earlier commencement, the spouses Retirement Allowance payable pursuant to subparagraphs (ii) or (iii) shall be based upon the amount the spouse would have received if the Retirement Allowance to which the Member was entitled at his date of death had commenced on his Normal Retirement Date (or the first day of the month following his date of death, if later), in the form provided in Section 5.01(b) and the Member had died immediately thereafter, reduced as provided in subparagraphs (ii) and (iii).

 (c) The Company shall furnish to each Member who retired on an early deferred Retirement Allowance or terminates service with entitlement to a deferred vested Retirement Allowance that has not yet commenced a written explanation in non-technical language which describes (A) the terms and conditions of the spouses Retirement Allowance, including an explanation of the relative financial effect on the Members Retirement Allowance of an election to waive the spouses Retirement Allowance, (B) the Members right to make, and the effect of, an election to waive the spouses Retirement Allowance, (C) the rights of the Members spouse, and (D) the right to make, and the effect of, a revocation of such an election. The Company shall furnish the written explanation of the spouses Retirement Allowance to each Member who retired on an early deferred Retirement Allowance or terminates service with entitlement to a deferred vested Retirement Allowance that has not yet commenced upon such retirement or termination of service. The written explanation described above shall be furnished to a Member even though he is not married.

 (d) An election to waive the spouses Retirement Allowance provided under this Section, or any revocation of that election, may be made at any time during the period beginning on the date of the Members termination of employment, and ending on the Members Annuity Starting Date or his date of death, if earlier. Any election to waive the spouses Retirement Allowance or any revocation of that election shall be made on a form provided by the Retirement Board, and shall be effective when received by the Retirement Board. Any election to waive the spouses Retirement Allowance shall be effective only if it includes Spousal Consent to such election.

 (e) Notwithstanding the provisions of paragraph (a) above, a Member whose service terminated on or after January 1, 1976 and prior to August 23, 1984, and who is entitled to a vested Retirement Allowance pursuant to the provisions of Section 4.04(a) but who is not yet in receipt thereof, may elect, on or after August 23, 1984 and prior to the commencement date of his vested Retirement Allowance, to have the provisions of this
Section 4.06 apply to him.

4.07 Maximum Benefit Limitation
 (a) The maximum annual Retirement Allowance attributable to Company contributions payable to a Member under the Retirement System in the form of a single life annuity, when added to any pension attributable to contributions of the Company or an Affiliated Company provided to the Member under any other qualified defined benefit plan, shall be equal to the lesser of
(1) $90,000 or (2) the Members average annual remuneration during the three consecutive calendar years of his membership in the Retirement System affording the highest such average, or during all of the years in which he was a Member of the Retirement System if less than three years, subject to the following adjustments:
 (i) If the Member has not been a Member of the Retirement System for at least 10 years, the maximum annual Retirement Allowance in clause (1) above shall be multiplied by the ratio which the number of years of his membership in the Retirement System bears to 10. This adjustment shall be applied separately to the amount of the Members Retirement Allowance resulting from each change in the benefit structure of the Retirement System, with the number of the years of membership in the Retirement System being measured from the effective date of each such change.
 (ii) If the Member has not completed 10 years of Continuous Service, the maximum annual Retirement Allowance in clause (2) above shall be multiplied by the ratio which the number of years of his Continuous Service bears to 10.
 (iii) If the Retirement Allowance begins before the Members Social Security Retirement Age but on or after his 62nd birthday, the maximum Retirement Allowance in clause (1) above shall be reduced by 5/9 of one per cent for each of the first 36 months plus 5/12 of one per cent for each additional month by which the Member is younger than the Social Security Retirement Age at the date his Retirement Allowance begins. If the Retirement Allowance begins before the Members 62nd birthday, the maximum Retirement Allowance in clause (1) above shall be of Equivalent Actuarial Value to the maximum benefit payable to age 62 as determined in accordance with the preceding sentence.
 (iv) If the Retirement Allowance begins after the Members Social Security Retirement Age, the maximum Retirement Allowance in clause (1) above shall be of Equivalent Actuarial Value, based on an interest rate of five per cent per year in lieu of the interest rate otherwise used in the determination of Equivalent Actuarial Value, to that maximum benefit payable at the Social Security Retirement Age.
 (v) If the Members Retirement Allowance is payable as a joint and survivor Retirement Allowance with his spouse as the Beneficiary, the modification of the Retirement Allowance for that form of payment shall be made before the application of the maximum limitation, and, as so modified, shall be subject to the limitation.
 (vi) As of January 1 of each calendar year commencing on or after January 1, 1988, the dollar limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum permissible dollar amount of Retirement Allowances payable under the Retirement System during the Limitation Year ending within that calendar year, including Retirement Allowances payable to Members who retired prior to that Limitation Year, in lieu of the dollar amount in clause (1) above.

 (b) In the case of a Member who is also a member of a defined contribution plan of the Company or an Affiliated Company, his maximum benefit limitation shall not exceed an adjusted limitation computed as follows:
 (i) Determine the defined contribution fraction.
 (ii)  Subtract the result of (i) from one (1.0).
 (iii) Multiply the dollar amount in clause (1) of paragraph (a) above by 1.25.
 (iv)  Multiply the amount described in clause (2) of paragraph
(a) above by 1.4.
 (v) Multiply the lesser of the result of (iii) or the result of
(iv) by the result of (ii) to determine the adjusted maximum benefit limitation applicable to the Member.

 (c) For purposes of this Section:(i) the defined contribution fraction for a Member who is a member of one or more defined contribution plans of the Company or an Affiliated Company shall be a fraction the numerator of which is the sum of the following:
(A) the Companys and Affiliated Companys contributions credited to the Members accounts under the defined contribution plan or plans, (B) with respect to Limitation Years beginning before 1987, the lesser of the part of the Members contributions in excess of 6 per cent of his compensation or one-half of his total of contributions to such plan or plans, and with respect to of Limitation Years beginning after 1986, all of the Members of contributions to such plan or plans, and (C) any forfeitures allocated to his accounts under such plan or plans, but reduced by any amount permitted by regulations promulgated by the Commissioner of Internal Revenue; and the denominator of which is the lesser of the following amounts determined for each year of the Members Continuous Service: (D) 1.25 multiplied by the maximum dollar amount allowed by law for that year; or (E) 1.4 multiplied by 25% of the Members remuneration for that year. At the direction of the Retirement Board, the portion of the denominator of that fraction with respect to Limitation Years ending before 1983 shall be computed as the denominator for the Limitation Year ending in 1982, as determined under the law as then in effect, multiplied by a fraction the numerator of which is the lesser of: (F) $51,875, or (G) 1.4 multiplied by 25% of the Members remuneration for the Limitation Year ending in 1981, and the denominator of which is the lesser of: (H) $41,500, or
(I)  25% of the Members remuneration for that Limitation Year;
 (ii) a defined contribution plan means a pension plan which provides for an individual account for each member and for benefits based solely upon the amount contributed to the members account, and any income, expenses, gains and losses, and any forfeitures of accounts of other members which may be allocated to that members accounts, subject to (iii) below;
 (iii) a defined benefit plan means any pension plan which is not a defined contribution plan; however, in the case of a defined benefit plan which provides a benefit which is based partly on the balance of the separate account of a member, that plan shall be treated as a defined contribution plan to the extent benefits are based on the separate account of a member and as a defined benefit plan with respect to the remaining portion of the benefits under the plan; and (iv) the term remuneration with respect to any Member shall mean the wages, salaries and other amounts paid in respect of such Member by the Company or an Affiliated Company for personal services actually rendered, determined after any pre-tax contributions under a qualified cash or deferred arrangement (as defined under Section 401(k) of the Code and its applicable regulations) or under a cafeteria plan (as defined under Section 125 of the Code and its applicable regulations), and shall include, but not by way of limitation, bonuses, overtime payments and commissions; and shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code.

 (d) Notwithstanding the preceding paragraphs of this Section, a Members annual Retirement Allowance payable under this Retirement System, prior to any reduction required by operation of paragraph
(b) above, shall in no event be less than
 (i) the benefit that the Member had accrued under the Retirement System as of June 30, 1983, with no changes in the terms and conditions of the Retirement System on or after July 1, 1982 taken into account in determining that benefit, or
 (ii) the benefit that the Member had accrued under the Retirement System as of June 30, 1987, with no changes in the terms and conditions of the Retirement System after May 5, 1986 taken into account in determining that benefit.

4.08 Transfers and Employment with an Affiliated Company
 (a) If an Employee (i) becomes employed by the Company in any capacity other than as an Employee as defined in Article 1, or
(ii) becomes employed by an Affiliated Company, or (iii) becomes a Leased Employee, he shall retain any Credited Service he has under this Retirement System. Upon his later retirement or termination of employment with the Company or Affiliated Company (or upon benefit commencement in the case of a Leased Employee), any benefits to which the Employee is entitled under the Retirement System shall be determined under the Retirement System provisions in effect on the date he ceases to be an Employee as defined in Article 1, and only on the basis of his Credited Service accrued while he was an Employee as defined in Article 1.

 (b) Subject to the Break in Service provisions of Article 3, in the case of a person who (i) was originally employed by the Company in any capacity other than as an Employee as defined in
Article 1, or (ii) was originally employed by an Affiliated Company, or (iii) was originally providing services to the Company as a Leased Employee, and thereafter becomes an Employee, upon his later retirement or termination of employment, the benefits payable under the Retirement System shall be computed under the Retirement System provisions in effect at that time, and only on the basis of the Credited Service accrued while he is an Employee as defined in Article 1.

4.09 Death Benefit
 (a) Upon receipt of proof satisfactory to the Retirement Board of the death of a Member in service prior to his Normal Retirement Date, a death benefit shall be payable to his Beneficiary in a lump sum. If no benefit is payable pursuant to
Section 4.06, the death benefit shall be equal to:
 (i) the Members Accumulated Contributions, if any, plus,
 (ii) 60% of the deceased Members average annual compensation over the period of his Credited Service or, if the amount would be greater, over the last three years of such service, provided that the portion of the lump sum benefit computed under this subparagraph (ii) shall not exceed $5,000. If a spouses Retirement Allowance is payable pursuant to Section 4.06, the death benefit shall be determined in accordance with subparagraph
(ii) above.

 (b) Upon receipt of proof satisfactory to the Retirement Board of the death of a Member who retired under Section 4.01, 4.02,
4.03 or 4.05, a death benefit of $3,000 shall be payable to his Beneficiary in a lump sum.

 (c) Upon receipt of proof satisfactory to the Retirement Board of the death of a former Member who is eligible for but not in receipt of a deferred vested Retirement Allowance, a death benefit equal to the Members Accumulated Contributions, if any, shall be payable to the Beneficiary in a lump sum, provided that no spouses Retirement Allowance is payable pursuant to Section 4.06.

4.10 Benefit Adjustment for Members Who Withdrew Their Contributions as of July 1, 1979 The Accrued Benefit of a Member who withdrew his contributions and suspended his membership as of July 1, 1979 pursuant to the provisions of Article 11 as in effect prior to July 1, 1979 for the period up to the date of the withdrawal is reduced by the Member-provided Allowance, computed at July 1, 1979 on the basis of the Members mandatory contributions and Code Section 411(c) as then in effect.

Article 5.  Payment of Retirement Allowances

5.01 Automatic Form of Payment
 (a) If the Member is not married on his Annuity Starting Date, his Retirement Allowance shall be payable in monthly installments ending with the last monthly payment before death, unless the Member has elected an optional benefit as provided in Section
5.02. However, if the Member has retired for disability, the provisions of Section 4.05 relating to continuance of disability shall apply.

 (b) If the Member is married on his Annuity Starting Date, and if he has not elected an optional form of benefit as provided in
Section 5.02, the Retirement Allowance payable shall be in the form of a Qualified Joint and Survivor Annuity of Equivalent Actuarial Value to the Retirement Allowance otherwise payable, providing for a reduced Retirement Allowance payable to the Member during his life, and after his death providing that one-half of that reduced Retirement Allowance will continue to be paid during the life of, and to, the spouse to whom he was married at his Annuity Starting Date.

 (c) In any case, a lump sum payment of Equivalent Actuarial Value shall be made in lieu of all benefits if the present value of the Retirement Allowance payable to or on the behalf of the Member, determined as of his date of death or termination of employment, whichever is earlier, amounts to $3,500 or less. In determining the amount of a lump sum payment payable under this paragraph, the interest rate to be used shall be an interest rate no greater than that which would be used by the Pension Benefit Guaranty Corporation for valuing immediate or deferred annuities, whichever is applicable, for single employer plans that terminate on the first day of the third month prior to the date of distribution. The lump sum payment shall be made as soon as administratively practicable following the Members death or the date of his termination of employment. In the event a Member is not entitled to any Retirement Allowance upon his termination of employment, he shall be deemed cashed-out under the provisions of this paragraph (c) as of the date he terminated service. Effective March 1, 1992, a lump sum payment shall be made with respect to any Member who terminated employment prior to that date if the present value of the Retirement Allowance payable in the normal form at the Members Normal Retirement Date or Annuity Starting Date, if later, as of March 1, 1992 amounts to $3,500 or less.

 (d) A married Member entitled to, but not in receipt of, a Retirement Allowance as of August 23, 1984 who terminated service on or after September 2, 1974 but before July 1, 1976 may elect, prior to his Annuity Starting Date, to have his Retirement Allowance payable in accordance with the provisions of paragraph
(b) above.

5.02 Optional Forms of Payment Any Member may, subject to the provisions of Section 5.03, elect to convert the Retirement Allowance otherwise payable to him into an optional benefit of Equivalent Actuarial Value, as provided in one of the options named below; provided, however, that if the Beneficiary is not the Members spouse, the Retirement Allowance payable to the Member under the option shall in no event be less than 51% of the value of the Retirement Allowance payable under the option to the Member and his Beneficiary.

  Option 1. A Retirement Allowance payable for the Members life, with no Retirement Allowance payable after his death.
  Option 2. A reduced Retirement Allowance payable during the Members life, and after his death payable during the life of, and to, the Beneficiary named by him when he elected the option.
  Option 3. A reduced Retirement Allowance payable during the Members life, and after his death payable at one-half the rate of his modified Retirement Allowance during the life of, and to, the Beneficiary named by him when he elected the option.
  Option 4. A lump sum payment of Equivalent Actuarial Value to the Retirement Allowance and death benefit, if any, otherwise payable to the Member provided, however, that the Member demonstrates a state of health which is, in the opinion of a physician mutually acceptable to the Member and the Retirement Board, sufficient to qualify for the issuance of an individual life insurance policy (other than on conversion) at standard rates by John Hancock Mutual Life Insurance Company.

In determining the amount of a lump sum optional benefit available under this Section, the interest rate to be used shall in no event exceed (i) the rate that would be used by the Pension Benefit Guaranty Corporation for valuing immediate or deferred annuities, whichever is applicable, for single employer plans that terminate on the first day of the Plan Year in which the Annuity Starting Date occurs, provided that the lump sum payment does not exceed $25,000 when determined using that rate, or (ii) the rate equal to 120% of the interest rate specified in clause
(i) if the lump sum payment determined under clause (i) exceeds $25,000. In no event however, shall the interest rate in clause
(ii) in the preceding sentence be used to provide a lump sum payment of less than $25,000.

If a Member dies after Retirement Allowance payments have commenced, any payments continuing on to his spouse or Beneficiary shall be distributed at least as rapidly as under the method of distribution being used as of the Members date of death.

5.03 Election of Options
 (a) A married Members election of any option shall only be effective if Spousal Consent to the election is received by the Retirement Board, unless: (i) the option provides for monthly payments to his spouse for life after the Members death, in an amount equal to at least 50% but not more than 100% of the monthly amount payable under the option to the Member, and (ii) the option is of Equivalent Actuarial Value to the Qualified Joint and Survivor Annuity.

 (b) The Company shall furnish to each Member, no less than 30 days and no more than 90 days, before his Annuity Starting Date a written explanation in non-technical language of the terms and conditions of the Retirement Allowance payable to the Member in the normal and optional forms described in Sections 5.01 and
5.02. Such explanation shall include a general description of the eligibility conditions for, and the material features and relative values of, the optional forms of Retirement Allowances under the Retirement System, any rights the Member may have to defer commencement of his Retirement Allowance, the requirement for Spousal Consent as provided in paragraph (a) above, and the right of the Member to make, and to revoke, elections under
Section 5.02. An election under Section 5.02 shall be made on a form provided by the Retirement Board and may be made during the 90-day period ending on the Members Annuity Starting Date, but not prior to the date the Member receives the written explanation described in this paragraph (b).

 (c) An election of an option under Section 5.02 may be revoked on a form provided by the Retirement Board, and subsequent elections and revocations may be made at any time and from time to time during the 90-day election period. An election of an optional benefit shall be effective on the Members Annuity Starting Date. A revocation of any election shall be effective when the completed form is filed with the Retirement Board. If a Member who has elected an optional benefit dies before the date the election of the option becomes effective, the election shall be revoked except as provided in Section 4.06(c). If the Beneficiary designated under an option dies before the date the election of the option becomes effective, the election shall be revoked.

 (d) Prior to July 1, 1991, a former Member eligible for a deferred vested Retirement Allowance under Section 4.04 may, by written notice to the Retirement Board prior to the date his deferred vested Retirement Allowance commences, elect Option 1 under Section 5.02. Such election may be revoked prior to the commencement of the deferred vested Retirement Allowance. Effective July 1, 1991, a former Member eligible for a deferred vested Retirement Allowance under Section 4.04 may, by written notice to the Retirement Board prior to the date his deferred vested Retirement Allowance commences, elect, or revoke any election of, any optional form of benefit under Section 5.02.

5.04 Return of Accumulated Contributions Upon the cessation of payments for any reason of the Retirement Allowance or other benefit payable to any retired Member, former Member or surviving spouse of a Member, the excess, if any, of the Members Accumulated Contributions at retirement or prior death over the total benefit payments made to him or on his behalf, as the case may be, including the death benefit, if any, provided under
Section 4.09, shall be paid in one sum to the Members Beneficiary. If the Beneficiary is not living, then the payment shall be made in one lump sum to the beneficiary designated by the person last in receipt of such Retirement Allowance or other benefit, or if no such beneficiary is living, to the executor or administrator of such person.

5.05 Commencement of Payments
 (a) Except as otherwise provided in Article 4 or this Article 5, payment of a Members Retirement Allowance shall begin as soon as administratively practicable following the latest of (i) the Members 65th birthday, (ii) the fifth anniversary of the date on which he became a Member, or (iii) the date he terminates service with the Company, (but not more than 60 days after the close of the Plan Year in which the latest of (i), (ii) or (iii) occurs).

 (b) Notwithstanding the preceding paragraph, in the case of a Member who owns either (i) more than five per cent of the outstanding stock of the Company or (ii) stock possessing more than five per cent of the total combined voting power of all stock of the Company, the Members Retirement Allowance shall begin not later than the April 1 following the calendar year in which he attains age 70-1/2. On and after July 1, 1989, payment of any Members Retirement Allowance shall begin not later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2, provided that such commencement in active service shall not be required with respect to a Member who attains age 70-1/2 prior to January 1, 1988 and who is not a five per cent owner as described above. A Member who attained age 70-1/2 in 1988, who had not retired as of January 1, 1989 and who is not a five per cent owner shall not be required to commence payment until April 1, 1990.

5.06 Distribution Limitation
Notwithstanding any other provision of this Article 5, all distributions from this Retirement System shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any plan provision that is inconsistent with Section 401(a)(9) of the Code.

Article 6.  Contributions

6.01 Company ContributionsIt is the intention of the Company to continue the Retirement System and make the contributions that are necessary to maintain the Retirement System on a sound actuarial basis and to meet the minimum funding standards prescribed by law. However, subject to the provisions of Article 10, the Company may discontinue its contributions for any reason at any time. Any forfeitures shall be used to reduce the Companys contributions otherwise payable.

6.02 Return of Contributions
 (a) The Companys contributions to the Retirement System are conditioned upon their deductibility under Section 404 of the Code. If all or part of the Companys deductions for contributions to the Retirement System are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Company without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the disallowance of deduction.

 (b) The Company may recover without interest the amount of any of its contributions to the Retirement System made on account of a mistake in fact, reduced by any investment loss attributable to such a contribution, if recovery is made within one year after the date of such a contribution.

Article 7.  Administration of Retirement System

7.01 Appointment of Retirement Board
The general administration of the Retirement System and the responsibility for carrying out the provisions of the Retirement System shall be placed in a Retirement Board of not less than three persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. Any person appointed a member of the Retirement Board shall signify his acceptance by filing written acceptance with the Board of Directors and the Secretary of the Retirement Board. Any member of the Retirement Board may resign by delivering his written resignation to the Board of Directors and the Secretary of the Retirement Board.

7.02 Duties of Retirement Board
The members of the Retirement Board shall elect a chairman from their number and a secretary who may be but need not be one of the members of the Retirement Board; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, actuarial and consulting services as they may require in carrying out the provisions of the Retirement System; may direct the Trustee in the management of the assets of the Retirement System; may appoint one or more investment managers to direct the Trustee in the management of the assets of the Retirement System; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Retirement System, other than those granted to the Trustee under the trust agreement adopted for use in implementing the Retirement System, as they, in their sole discretion, shall decide.

7.03 Meetings
The Retirement Board shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

7.04 Action of Majority
 Any act which the Retirement System authorizes or requires the Retirement Board to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Retirement Board and shall have the same effect for all purposes as if assented to by all members of the Retirement Board at the time in office. No member of the Retirement Board who is a Member shall participate in any deliberation concerning solely his own rights and benefits under the Retirement System.

7.05 Compensation
 No member of the Retirement Board who is a full-time employee of the Company shall receive any compensation from the Retirement System for his services as such. Any member of the Retirement Board who is not a full-time employee may receive from the Company or the Retirement System reasonable compensation for his service as a member of the Retirement Board in such amount as may be determined from time to time by the Board of Directors.

7.06 Establishment of Rules
 Subject to the limitations of the Retirement System, the Retirement Board from time to time shall establish rules for the administration of the Retirement System and the transaction of its business. The Retirement Board shall have discretionary authority to interpret the Retirement System, reconcile inconsistencies therein and supply omissions therefrom. The Boards powers include, but are not limited to, determinations as to an individuals eligibility for Retirement System participation, the right to and amount of any benefit payable under the Retirement System and the date on which any individual ceases to be a Member. The determinations of the Retirement Board shall be conclusive and final to the extent permitted by applicable law.

7.07 Prudent Conduct
The members of the Retirement Board shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in a similar situation.

7.08 Actuary
As an aid to the Retirement Board in fixing the rate of contributions payable to the Retirement System, and as regards other aspects of the System requiring actuarial expertise, the actuary designated by the Retirement Board shall make annual actuarial valuations of the contingent assets and liabilities of the Retirement System, and shall submit to the Retirement Board the rates of contribution which he recommends for use and shall supply other actuarial information on request.

7.09 Maintenance of Accounts
The Retirement Board shall cause to be maintained accounts showing the fiscal transactions of the Retirement System and shall cause to be kept in convenient form such data as may be necessary for actuarial valuations of the Retirement System. The Retirement Board shall prepare annually a report giving a brief account of the operation of the Retirement System for the past year. That report shall be submitted to the Board of Directors and shall be filed in the office of the Retirement System, where it shall be open to inspection by any Member.

7.10 Service in More than One Fiduciary Capacity
Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Retirement System and/or the funds of the Retirement System.

7.11 Limitation of Liability
Neither the Company, the members of the Board of Directors, the members of the Retirement Board, nor any officer, employee or agent of the Company shall incur any liability individually or cause any other individuals or the Company to incur any liability for any act (or failure to act) done (or omitted) in good faith in relation to the Retirement System or the funds of the Retirement System. However, this limitation shall not act to relieve any such person from liability with respect to any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

7.12 Indemnification
Each member of the Retirement Board, each member of the Board of Directors, and the officers, employees and agents of the Company shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Retirement System or the funds of the Retirement System, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Retirement System or the funds of the Retirement System, and amounts paid in any compromise or settlement relating to the Retirement System or the funds of the Retirement System, except for any act (or failure to act) done (or omitted) in bad faith. The foregoing indemnification shall be limited to amounts not recoverable from an insurer and shall be satisfied from the funds of the Retirement System to the extent of those funds and to the extent permitted under ERISA and other applicable law; otherwise, from the assets of the Company.

7.13 Named Fiduciary
The Retirement Board shall be a named fiduciary within the meaning of Section 402(a) of ERISA.

Article 8.  Management of Funds

8.01  Trustee
All the funds of the Retirement System shall be held by a Trustee appointed from time to time by the Board of Directors under a trust instrument adopted, or as amended, by the Board of Directors for use in providing the benefits of the Retirement System and paying its expenses not paid directly by the Company. The Company shall have no liability for the payment of benefits under the Retirement System nor for the administration of the funds paid over to the Trustee.

8.02 Exclusive Benefit Rule
Except as otherwise provided in this Retirement System document, no part of the corpus or income of the funds of the Retirement System shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Retirement System, before the satisfaction of all liabilities with respect to them. No person shall have any interest in or right to any part of the earnings of the funds of the Retirement System, or any right in, or to, any part of the assets held under the Retirement System, except as and to the extent expressly provided in the Retirement System.

8.03 Appointment of Investment Manager
Pursuant to its authority to direct the management of assets of the Retirement System, the Retirement Board shall have the authority to appoint, remove or change, from time to time, persons constituting Investment Managers, as defined in Section 3(38) of ERISA, and the Retirement Board may delegate to such Investment Managers the exclusive authority to manage (including the power to acquire and dispose of) all or such portion of the funds of the System as the Retirement Board shall designate at any time or from time to time.

Article 9.  General Provisions

9.01 Nonalienation
Except as required by any applicable law, no benefit under the Retirement System shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. In the event that the Retirement Board finds that any Member or other person entitled to benefits under the Retirement System has become bankrupt or that any attempt has been made to anticipate, assign or alienate any of his Retirement System benefits, then, if the Retirement Board so directs, such benefit shall cease and shall be held or applied to or for such Member or other person entitled to benefits, his spouse, children, parents or other blood relatives of any of them. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which: (a) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Members benefits under the Retirement System for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent, (b) is made pursuant to a State domestic relations law, (c) does not require the Retirement System to provide any type of benefit, or any option, not otherwise provided under the Retirement System, and (d) otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a qualified domestic relations order, as determined by the Retirement Board.If the present value of any series of payments meeting the criteria set forth in clauses (a) through (d) above amounts to $3,500 or less, a lump sum payment of Equivalent Actuarial Value, determined in the manner described in Section 5.01(d), shall be made in lieu of the series of payments.

9.02 Conditions of Employment Not Affected by Retirement System The establishment of the Retirement System shall not confer any legal right upon any Employee or other person for a continuation of employment, nor shall it interfere with the right of the Company to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Member or potential Member of the Retirement System.

9.03 Facility of Payment
If the Retirement Board shall find that a Member or other person entitled to a benefit is unable to care for his affairs because of illness or accident or because he is a minor, the Retirement Board may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall, to the amount thereof, be a complete discharge of the liabilities of the Retirement System for that benefit.

9.04 Information
Each Member or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Retirement System, shall file with the Retirement Board the information that it shall require to establish his rights and benefits under the Retirement System.

9.05 Top-Heavy Provisions
 (a) The following definitions apply to the terms used in this Section:(i) applicable determination date means the last day of the preceding Plan Year; (ii) top-heavy ratio means the ratio of (A) the present value of the cumulative Accrued Benefits under the Retirement System for key employees to (B) the present value of the cumulative Accrued Benefits under the Retirement System for all key employees and non- key employees; provided, however, that if an individual has not performed services for the Company at any time during the five-year period ending on the applicable determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account; (iii) applicable valuation date means the date within the preceding Plan Year as of which annual Retirement System costs are or would be computed for minimum funding purposes; (iv) key employee means an employee who is in a category of employees determined in accordance with the provisions of Section 416(i)(1) and (5) of the Code and any regulations thereunder, and, where applicable, on the basis of the Employees remuneration (defined as set forth in Section 4.07(c)(iv)) from the Company or an Affiliated Company; (v) non-key employee means any employee who is not a key employee; (vi) average remuneration means the average annual remuneration of a Member for the five consecutive years of his Continuous Service after December 31, 1983 during which he received the greatest aggregate remuneration from the Company or an Affiliated Company, excluding any remuneration for service after the last Plan Year with respect to which the Retirement System is top-heavy; (vii) required aggregation group means each other qualified plan of the Company or an Affiliated Company (including plans that terminated within the five-year period ending on the applicable determination date) in which there are members who are key employees or which enables the Retirement System to meet the requirements of Section 401(a)(4) or 410 of the Code; and(viii)permissive aggregation group means each plan in the required aggregation group and one or more other qualified plan(s) of the Company or an Affiliated Company, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

 (b) For purposes of this Section, the Retirement System shall be top-heavy with respect to any Plan Year beginning on or after January 1, 1984, if as of the applicable determination date the top-heavy ratio exceeds 60 per cent. The top-heavy ratio shall be determined as of the applicable valuation date in accordance with Section 416(g)(3) and (4)(B) of the Code on the basis of the 1979 George B. Buck Mortality Table and an interest rate of five per cent per year compounded annually. For purposes of determining whether the Retirement System is top-heavy, the present value of Accrued Benefits under the Retirement System will be combined with the present value of accrued benefits or account balances under each other plan in the required aggregation group, and, in the Companys discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan(s) in the permissive aggregation group. The accrued benefit of a non-key employee under the Retirement System or any other defined benefit plan in the aggregation group shall be (i) determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or an Affiliated Company, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in Section 411(b)(1)(C) of the Code.

 (c) The following provisions shall be applicable to Members for any Plan Year with respect to which the Retirement System is top-heavy: (i) In lieu of the vesting requirements specified in
Section 4.04, any Member who has completed three years of Continuous Service shall be fully vested in, and have a nonforfeitable right to, his Accrued Benefit determined in accordance with the provisions of Section 1.01 and subparagraph
(ii) below. (ii) The Accrued Benefit of a Member who is a non-key employee attributable to Company contributions shall not be less than two per cent of his average remuneration multiplied by the number of years of his Continuous Service, not in excess of 10, during the Plan Years for which the Retirement System is top-heavy. That minimum benefit shall be payable at a Members
Normal Retirement Date. If payments commence at a time other than the Members Normal Retirement Date, the minimum Accrued Benefit attributable to Company contributions shall be of Equivalent Actuarial Value to that minimum benefit. (iii) With respect to benefits accruing during any Plan Year ending before June 30, 1989 for which the Retirement System is top-heavy, remuneration taken into account under the Retirement System may not exceed the first $200,000 of annual remuneration paid to an Employee for services rendered to the Company, as reported on Form W-2, or such larger amount as may be established from time to time by the Commissioner of Internal Revenue. (iv) The multiplier 1.25 in Sections 415(e)(2)(B)(i) and (3)(B)(i) of the Code shall be reduced to 1.0, and the dollar amount $51,875 in
Section 415(e)(6)(B)(i)(I) of the Code shall be reduced to $41,500.

 (d) If the Retirement System is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:
 (i) The Accrued Benefit derived from Company contributions in any such subsequent Plan Year shall not be less than the minimum Accrued Benefit provided in paragraph (c)(ii) above, computed as of the end of the most recent Plan Year for which the Retirement System was top-heavy. (ii) If a Member has completed three years of Continuous Service on or before the last day of the most recent Plan Year for which the Retirement System was top-heavy, the vesting provision set forth in paragraph (c)(i) above shall continue to be applicable.

9.06 Offsets
 The Retirement Board shall, upon direction of the Board of Directors uniformly applicable to all Employees similarly situated, deduct from any Retirement Allowance under the Retirement System an appropriate portion or all of any amount paid or payable to or on account of any Member under the provisions of any present or future law, pension or benefit scheme of any sovereign government, or any of its political subdivisions, on account of which contributions have been made or premiums or taxes have been paid by the Company. The deductible amount shall be determined by principles analogous to those employed in determining the amount of permitted disparity in similar circumstances under Section 401(l) of the Code. However, benefits payable under Title II of the Social Security Act are not to be used to reduce the benefits otherwise provided under this Retirement System except as specifically provided in Article 4.

9.07 Construction
 (a) The Retirement System shall be construed, regulated and administered under ERISA as in effect from time to time, and the laws of the State of Washington, except where ERISA controls.

 (b) The masculine pronoun shall mean the feminine where appropriate, and vice versa.

 (c) The titles and headings of the Articles and Sections in this document are for convenience only. In case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

9.08 Prevention of Escheat
If the Retirement Board cannot ascertain the whereabouts of any person to whom a payment is due under the Retirement System, or identify a Members spouse or Beneficiary, within five years after such benefit becomes payable or would become payable if such person applied therefor, the Retirement Board shall, if it so elects and upon receiving advice from counsel, direct that such payment and all remaining payments otherwise due such person be forfeited and the amount thereof applied to reduce the contributions of the Company. Upon such forfeiture, the Retirement System and the trust shall have no further liability therefor except that, in the event such person or his Beneficiary later notifies the Retirement Board of his whereabouts and requests the payment or payments due him under the Retirement System, the forfeited benefit shall be reinstated and the amounts so applied shall be paid to him in accordance with the provisions of the Retirement System.

Article 10.  Amendment, Merger and Termination

10.01 Amendment of Retirement System
The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Retirement System. However, no amendment shall make it possible for any part of the funds of the Retirement System to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Retirement System, before the satisfaction of all liabilities with respect to them. No amendment shall be made which has the effect of decreasing the Accrued Benefit of any Member attributable to Company contributions or of reducing the nonforfeitable percentage of the Accrued Benefit of a Member attributable to Company contributions below the nonforfeitable percentage computed under the Retirement System as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

10.02 Merger, Consolidation or Transfer
The Retirement System may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other retirement system unless each person entitled to benefits under the Retirement System would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Retirement System had then terminated.

10.03 Additional Participating Companies
 (a) If any company is now or becomes a subsidiary or associated company of the Company, the Board of Directors may include the employees of that company in the membership of the Retirement System upon appropriate action by that company necessary to adopt the Retirement System. In that event, or if any persons become Employees of the Company as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, credit and benefits shall be granted for previous service with the subsidiary, associated or other company, but subject to the continued qualification of the trust for the Retirement System as tax-exempt under the Code.

 (b) Any subsidiary or associated company may terminate its participation in the Retirement System upon appropriate action by it, in which event the portion of the funds of the Retirement System held on account of Members in the employ of that company shall be determined by the Retirement Board in accordance with the rules established by Section 414(l) of the Code and the regulations thereunder and shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Retirement Board, continuing the Retirement System as a separate retirement system for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the power to terminate such separate retirement system and the power to appoint a retirement board to act with respect to such separate retirement system.

10.04 Termination of Retirement System
The Board of Directors may terminate the Retirement System for any reason at any time. In case of a termination or partial termination of the Retirement System, the rights of affected Members to the benefits accrued under the Retirement System to the date of the termination or partial termination shall be nonforfeitable to the extent then funded. In the case of a complete termination, (i) the funds of the Retirement System shall be used to provide all accrued benefits under the Retirement System as of the date of complete termination, except as provided in Section 6.02, and (ii) any funds remaining, due to erroneous actuarial computation, after satisfaction of all liabilities of the Retirement System, shall be returned to the Company. The Retirement Board shall arrange for the provision of the accrued benefits of the System by purchase of an annuity contract or contracts or otherwise as the Board of Directors may determine, all in accordance with Section 4044 of ERISA, or corresponding provision of any applicable law in effect at the time.

10.05 Limitation Concerning Highly Compensated Employees or Highly Compensated Former Employees
 (a) The provisions of this paragraph shall apply to any Member who is one of the 25 highly compensated employees or highly compensated former employees of the Company or Affiliated Company with the greatest compensation in any Plan Year. The amount of the annual payments to any one of the Members to whom this paragraph applies shall not be greater than an amount equal to the payments that would be made on behalf of the Member under a single life annuity that is of Equivalent Actuarial Value to the sum of the Members Accrued Benefit and any other benefits of the Member under the Retirement System.

 (b) If, (i) after payment of the Retirement Allowance or other benefits to any one of the Members to whom this Section applies, the value of Retirement System assets equals or exceeds 110 per cent of the value of current liabilities (as that term is defined in Section 412(l)(7) of the Code) of the Retirement System, or
(ii) the value of the Accrued Benefit and other benefits of any one of the Members to whom this Section applies is less than one per cent of the value of current liabilities of the Retirement System, the provisions of paragraph (a) above will not be applicable to the payment of benefits to such Member.

 (c) To the extent permitted by law, if any Member to whom paragraph (a) applies elects to receive a lump sum payment in lieu of his Retirement Allowance, and the provisions of paragraph
(b) above are not met with respect to such Member, the Member shall be entitled to receive his benefit in full provided he shall agree to repay to the Retirement System any portion of the lump sum payment which would be restricted by operation of the provisions of paragraph (a), and shall provide adequate security to guarantee that repayment in accordance with rules established by the Internal Revenue Service.

 (d) In the event the Retirement System is terminated, the restriction of this Section shall not be applicable if the benefits payable to any highly compensated employee and any highly compensated former employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

 (e) If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue, or ruling by the Commissioner of Internal Revenue, that the provisions of this Section are no longer necessary to qualify the Retirement System this Section shall be ineffective without the necessity of further amendment to the Retirement System.

TODD SHIPYARDS CORPORATION
RETIREMENT SYSTEM
Effective as of August 1, 1940
Amended and Restated as of July 1, 1989
And Further Amended as of July 1, 1991

DOC:P03421CL.WP5

TODD SHIPYARDS CORPORATION
RETIREMENT SYSTEM
TABLE OF CONTENTS Page


Article 1. Definitions     1

Article 2. Membership    10
 2.01  Membership Requirements   10
 2.02  Determination of Service    10
 2.03  Events Affecting Membership    11
 2.04  Membership upon Reemployment   11
 2.05  Collective Bargaining     11

Article 3. Service    13
 3.01  Continuous Service     13
 3.02  Credited Service    15
 3.03  Restoration of Retired Member or Other Former Employee to
Service  16

Article 4. Eligibility for and Amount of Benefits   21
 4.01  Normal Retirement    21
 4.02  Late Retirement     22
 4.03  Early Retirement    24
 4.04  Vesting     25
 4.05  Disability Retirement     25
 4.06  Spouses Retirement Allowance   28
 4.07  Maximum Benefit Limitation   32
 4.08  Transfers and Employment with an Affiliated Company  37
 4.09  Death Benefit     38
 4.10  Benefit Adjustment for Members Who Withdrew Their
Contributions as of July 1, 1979  39

Article 5. Payment of Retirement Allowances   40
 5.01  Automatic Form of Payment    40
 5.02  Optional Forms of Payment    41
 5.03  Election of Options    43
 5.04  Return of Accumulated Contributions  45
 5.05  Commencement of Payments    45
 5.06  Distribution Limitation   46

Article 6. Contributions    47
 6.01  Company Contributions     47
 6.02  Return of Contributions   47

Article 7. Administration of Retirement System   48
 7.01  Appointment of Retirement Board   48
 7.02  Duties of Retirement Board   48
 7.03  Meetings    49
 7.04  Action of Majority     49
 7.05  Compensation     49
 7.06  Establishment of Rules    50
 7.07  Prudent Conduct     50
 7.08  Actuary     50
 7.09  Maintenance of Accounts   51
 7.10  Service in More than One Fiduciary Capacity  51
 7.11  Limitation of Liability   51
 7.12  Indemnification     52
 7.13  Named Fiduciary     52

Article 8. Management of Funds   53
 8.01  Trustee     53
 8.02  Exclusive Benefit Rule    53
 8.03  Appointment of Investment Manager    53

Article 9. General Provisions    55
 9.01  Nonalienation     55
 9.02  Conditions of Employment Not Affected by Retirement System
56
 9.03  Facility of Payment    56
 9.04  Information    56
 9.05  Top-Heavy Provisions   57
 9.06  Offsets     60
 9.07  Construction     61
 9.08  Prevention of Escheat     61

Article 10. Amendment, Merger and Termination   63
 10.01 Amendment of Retirement System    63
 10.02 Merger, Consolidation or Transfer    63
 10.03 Additional Participating Companies   64
 10.04 Termination of Retirement System  65
 10.05 Limitation Concerning Highly Compensated Employees or
Highly Compensated Former Employees  65

Appendix A Actuarial Tables and Factors

Appendix B Retirement Allowance Increases for Certain Former
Members and Certain Retired Members

Appendix C Special Early Retirement Allowance

Appendix D Special Early Retirement Offer - 1991

Appendix E Retiree Medical Benefits
INTRODUCTION


Effective August 1, 1940, Todd Shipyards Corporation established the Todd Shipyards Corporation Retirement System (Retirement System) for the benefit of such of its employees as are eligible thereunder. The Retirement System was subsequently amended and restated several times for compliance and plan design purposes.

This amendment and restatement of the Retirement System is effective as of July 1, 1989. Except as otherwise specifically provided herein, the rights and benefits of any Member who retires or whose employment is terminated are determined in accordance with the provisions of the Retirement System in effect and operative at the time of such retirement or termination.

Appendix A

ANNUITY VALUES AND PRESENT VALUE FACTORS

Any lump sum benefit provided under Option 4 of Section 5.02 and
Section 5.01(c), and the adjustment which might be required under
Section 4.02(b), are based on values interpolated from Tables 2 or 4, or as shown on Table 3 of this Appendix A, as applicable. The interest rate used in these cases is determined as follows:

Immediate annuities - 85% of the equivalent interest rate, rounded to the nearest 1/10 of 1%, for retireds determined using the Buck Forward Interest Rate Index for U.S. Government Securities for the month that is three months before the members date of retirement. In any event, the interest rates described above shall not be greater than the interest rate that would be used (three months prior to the date of distribution) by the Pension Benefit Guaranty Corporation (PBGC) for determining the present value of a lump sum distribution on plan termination.

Deferred annuities - The interest rate(s) that would be used
(three months prior to the date of distribution) by the PBGC for determining the present value of a lump sum distribution on plan termination.

Death benefit - The equivalent interest rate, rounded to the nearest 1/10% of 1%, for retireds determined using the PBGC
Interest Rate for the month that is three months before the members date of retirement.
Appendix B

 Retirement Allowance Increases for Certain Vested Members and
Certain
 Retired Members

Effective for Retirement Allowance payments made after July 1, 1979, the Retirement Allowance payable to or on behalf of every Member who retired or who terminated employment with entitlement to a deferred vested Retirement Allowance prior to July 1, 1978 shall be increased as follows:

 (a) for a former Member or retired Member whose benefit commenced prior to July 1, 1968, the increase shall be 41.2%;

 (b) for a former Member or retired Member whose benefit commenced after June 30, 1968 but before July 1, 1975, the increase shall be 7.2% plus 0.4% for each month between the Members benefit commencement date and July 1, 1975; and

 (c) for a former Member or retired Member whose benefit commenced after June 30, 1975 but before July 1, 1978, the increase shall be 0.2% for each month between the Members benefit commencement date and July 1, 1978.

For purposes of this Appendix, the benefit commencement date hereinabove mentioned shall be the earliest date under the Retirement System that the Retirement Allowance of the former Member or retired Member could have first commenced following retirement or termination of employment if such Member had made any permissible election to have his Retirement Allowance commence. In the case of a Member who had reached age 65 and was in active service on July 1, 1978, the earliest date shall be his Normal Retirement Date. In determining the percentage increase of the Retirement Allowance paid or payable to any spouse or Beneficiary of a former Member or retired Member, the benefit commencement date shall be that of the former Member or retired Member in respect of which such spouse or Beneficiary will be receiving benefits.
 Appendix C
  Special Early Retirement Allowance


 (a) (i) If, on July 15, 1987, a Member was an Employee of the Company or an Affiliated Company and, as of such date, was eligible for a normal Retirement Allowance under Section 4.01 or an early Retirement Allowance under Section 4.03, and if such Member notified the Retirement Board in writing, no earlier than July 15, 1987 and no later than September 15, 1987, of his election to retire as a special early retiree under this Appendix C as of his special early retirement date (as hereinafter defined), then a special early Retirement Allowance was payable to such Member. (ii) A Member who met the requirements set forth in (a)(i) above and who, prior to July 15, 1987, notified the Retirement Board in writing of his election to retire on a normal or early Retirement Allowance as of August 1, 1987 or September 1, 1987 was also considered to be a special early retiree. (iii) The special early retirement date meant October 1, 1987, except that the special early retirement date of a special early retiree described in (a)(ii) above was August 1, 1987 or September 1, 1987, as elected by such special early retiree.

 (b) The special early Retirement Allowance was payable to a special early retiree who (i) timely filed his notification of intention to retire with the Retirement Board, (ii) met the eligibility requirements described in
 (a)(i) above and (iii) either terminated employment with the Company and all Affiliated Companies for any reason other than death or disability on his special early retirement date, or terminated employment with the Company and all Affiliated Companies due to death or disability on or after the date of filing of the notification, but before his special early retirement date.

 (c) The basic special early Retirement Allowance was a benefit commencing on the special early retirement date equal to 110% of the normal or early Retirement Allowance calculated in accordance with the terms of the Plan in effect at such time, provided that the increase in such Retirement Allowance, prior to the adjustment of the normal form of benefit for a married Member or an optional form of benefit for any Member, could not be less than $25 nor more than $250.

 (d) In addition to the basic special early Retirement Allowance described in (c) above, a special early retiree who had not yet reached age 62 on his special early retirement date received a special supplemental Retirement Allowance of $400, commencing on the date the basic special early Retirement Allowance commenced and ending with the last payment preceding the earlier of the death of the special early retiree or the last day of the month in which the special early retiree reached age 62. The special supplemental Retirement Allowance was payable only to the special early retiree and only as a temporary life annuity payable monthly and not subject to any of the options and elections applicable to other Retirement Allowances provided under this Retirement System.
 Appendix D

Special Early Retirement Offer - 1991

(a) A special early Retirement Allowance shall be payable to a special early retiree (as hereinafter defined) who qualifies therefor by reason of (i) his timely filing of a notification of his intention to retire as a special early retiree as hereinafter provided, (ii) his satisfying the eligibility requirements hereinafter described, and (iii) either (A) termination of his employment with the Company and all Affiliated Companies for any reason other than his death or disability on his special early retirement date (as hereinafter defined) or (B) termination of his employment with the Company and all Affiliated Companies by reason of his death or disability on or after the date of the filing of the notification described in (i) above and prior to his special early retirement date, all in accordance with this Appendix D. The special early Retirement Allowance shall be paid in addition to the regular Retirement Allowance payable under
Article 4.

 (b) For the purposes of this Appendix D:
 (1) Special early retiree means a Member who
  (i) on November 1, 1991 is an Employee of the Company or an Affiliated Company with five years of Continuous Service and, as of December 30, 1991, would be eligible for normal, late or early retirement under Section 4.01(a), 4.02(a) or Section 4.03(a) and
  (ii) has notified the Retirement Board in writing, not earlier than November 1, 1991 and not later than December 30, 1991, of his election to retire as a special early retiree on his special early retirement date and to cease to perform any services as an Employee of the Company or any Affiliated Company on such date.
 A Member who meets the conditions set forth in (i) above and who, prior to November 1, 1991, had notified the Retirement Board in writing of his election to retire on a normal, late or early Retirement Allowance as of November 1, 1991 or December 1, 1991 shall also be treated as a special early retiree under this Appendix D.

 (2) Special early retirement date means January 1, 1992, except in the case of a special early retiree described in the final sentence of Section (b)(1) above, in which case the special early retirement date shall be the effective date of retirement
(November 1, 1991 or December 1, 1991, as the case may be) elected by such special early retiree.

 (c) The basic special early Retirement Allowance payable to a special early retiree or on his behalf shall be a benefit commencing on his special early retirement date equal to 40% of his Average Final Compensation as defined in Section 1.05, for a period certain of seven years (1/12 of the annual amount for a period certain of 84 consecutive months) commencing on January 1, 1992. If the special early retiree is married on the date the special early Retirement Allowance commences, the special early retiree shall receive a Qualified Joint and Survivor Annuity of Equivalent Actuarial Value to the special early Retirement Allowance otherwise payable, unless the special early retiree elects, with Spousal Consent, to receive the special early Retirement Allowance over a period certain of seven years.
If the special early retiree is not married on the date the special early Retirement Allowance commences, the special early Retirement Allowance shall be paid in monthly installments of Equivalent Actuarial Value to the special early Retirement Allowance otherwise payable for the life of the special early retiree, unless the special early retiree elects to receive the special early Retirement Allowance over a period of seven years. Notwithstanding any provision of this Section (c) to the contrary, a lump sum payment of Equivalent Actuarial Value shall be paid in lieu of the special early Retirement Allowance otherwise payable if the special early retiree effectively elects Option 4 under Section 5.02 with respect to his regular Retirement Allowance.

 (d) In addition to the basic special early Retirement Allowance described in Section (c) above, a special early retiree who has not yet attained age 65 on his special early retirement date shall receive a special supplemental allowance in a monthly amount of $300, commencing on the date the basic special early Retirement Allowance commences and ending with the last payment preceding the earlier of the death of the special early retiree or the last day of the month in which the special early retiree attains age 65. This special supplemental allowance shall be payable only to the special early retiree and only as a temporary life annuity payable monthly and shall not be subject to any of the options and elections applicable to other Retirement Allowances provided under this Retirement System.
 Appendix E  Retiree Medical Benefits

 (a) Provision of Medical Benefits. The provisions of this Appendix E of the Retirement System provide for the payment of medical benefits to eligible former employees of the Company and to their spouses and dependents. The Board of Directors has the right to discontinue providing such benefits at any time, as well as the right to change any aspect of the arrangements for their provision, including without limitation the class of eligible retired former employees and the classes of eligible spouses and dependents of retired former employees, the types of benefits covered, the amounts paid for payment or reimbursement of retired former employees, spouses and dependents for medical services, the identity of any insurer involved, the means by which the medical benefits are provided and the institution of a requirement for contributions by covered retired former employees or covered spouses or dependents of retired former employees. In the event of any such discontinuance or change, payments or reimbursement of covered expenses incurred prior to the effective date of the discontinuance or change would not be adversely affected.

 (b) Eligibility for Medical Benefits. (i) A former employee of the Company who has received a distribution from the Retirement System, is receiving a distribution from the Retirement System or who has retired and is entitled to receive a distribution from the Retirement System (retired former employee) will be eligible for reimbursement or payment of covered medical expenses, as hereinafter described, provided he or she (1) was a retired former employee of the Company on April 1, 1990 and was then covered (whether or not since deceased) under John Hancock Mutual Life Insurance Company Group Policy No. 1321B GTC-300 with Exhibits 5 and 6, as retroactively made effective as of such date, or the 1989-1990 Group Health Cooperative of Puget Sound Agreement with Todd Shipyards Corporation, or the 1989-1990 Kaiser Permanente Kaiser Foundation Health Plan, Inc. Southern California Group Medical and Hospital Agreement with Todd Shipyards Corporation or the 1990 Kaiser Health Plan Inc. Northern California Region Group Service Agreement with Todd Shipyards Corporation applicable to retired employees, their spouses and dependents (which, together with all amendments thereto, substitutes therefor and continuations thereof are herein referred to as the applicable Policy) for hospital, surgical, medical and major medical expense of the retired former employee and his or her spouse and dependents (if any);
(2) is not eligible as a spouse or dependent or otherwise for coverage under any health or medical benefit plan for employees of the Company; and (3) continues to satisfy eligibility requirements applicable to retired employees as set forth in the provisions of the applicable Policy, which are attached hereto and incorporated herein by reference and may be changed in accordance with the terms of the applicable Policy.(ii) The spouses and dependents of such former employees and any spouses and dependents of retired former employees, which spouses and dependents were covered under the applicable Policy on April 1, 1991 are also eligible for reimbursement or payment of covered medical expenses to the extent, if any, provided in the applicable Policy, a copy of which is attached hereto and incorporated herein by reference and may be changed in accordance with the terms of the Policy.
 Coverage shall terminate in accordance with the provisions of the applicable Policy relating to termination of coverage, which are attached hereto and incorporated herein by reference and may be changed in accordance with the terms of the applicable Policy.

 (c) Contributions to the Medical Benefits Account.
 (i) Members shall not contribute to the Medical Benefits Account described in paragraph (c)(ii) below but may be required to contribute under the applicable Policy through which such coverage is provided in such amounts as shall be determined from time to time by the Board of Directors. The Company shall from time to time contribute to such Medical Benefits Account such amounts as the Retirement Board shall determine, but not in excess of the actuarially determined total cost of providing the medical benefits described in paragraph (d) below taking into account any Member contributions and any transfers of excess pension assets to the Medical Benefits Account. Amounts contributed shall be reasonable and ascertainable as provided in paragraphs (f), (g) and (j). Anything in this Retirement System to the contrary notwithstanding, the aggregate amount of the actual contributions to the Medical Benefits Account described in paragraph (c)(ii) may not exceed 25% of the total actual contributions to the Retirement System for all benefits under the Retirement System (exclusive of contributions that may be made to fund past service credits) on and after July 1, 1991.
In the event that a Members interest in the Medical Benefits Account is forfeited prior to termination of the Retirement System, an amount equal to the amount of the forfeiture must be applied, as soon as possible, to reduce any Company contributions to fund the Medical Benefits Account.
(ii) There is hereby established a separate account to provide the medical benefits payable pursuant to this Appendix E, called the Medical Benefits Account. All contributions and transfers to the Medical Benefits Account shall be held in trust by a trustee for the payment of medical benefits hereunder. All such contributions and transfers shall be specifically designated to provide for the payment of medical benefits. If such contributions or transfers are held by a trustee or trustees holding funds for the payment of retirement benefits under the Retirement System, such contributions and transfers (although held in a separate account as provided above) need not be segregated or separately invested by the trustee. A portion of the earnings on trust assets for the payment of both retirement and medical benefits that have been jointly invested shall be allocated to the Medical Benefits Account in an equitable and reasonable manner.
Prior to the satisfaction of all liabilities for medical benefits under this Appendix E of the Retirement System, no part of the corpus or income in the Medical Benefits Account shall be used for, or diverted to, any purpose other than the providing of such benefits. Reimbursement of the Company for payments of premiums under the applicable Policy for the provision of medical benefits thereunder for eligible retired former employees and their eligible spouses or dependents and reimbursement of the Company for direct payment or reimbursement to eligible retired former employees and their eligible spouses and dependents of covered medical expenses is considered a means of providing such benefits and is specifically permitted.
In the event that any retired former employee eligible to receive medical benefits is or was a key employee within the meaning of
Section 416(i) of the Code (determined, where applicable, on the basis of the employees compensation from the Company as reported on Form W-2 for the calendar year ending within the Plan Year) at any time during the Plan Year or any preceding Plan Year during which contributions were made on behalf of such employee, the trustee shall establish and maintain a separate account for medical benefits payable hereunder to such retired former employee and his or her spouse and dependents and any such benefits for such retired former employee or such retired former employees spouse or dependents (to the extent attributable to Plan Years for which the covered retired former employee is treated as such a key employee) shall be payable only from such separate account. No transfers to the Medical Benefits Account shall be allocated to any such separate account.

 (d) Medical Benefits Covered by the System. Medical benefits under the Retirement System shall be provided through the applicable Policy by the payment of premiums thereunder or through reimbursement to the Company of direct payment by the Company or reimbursement by the Company to eligible retired former employees and their eligible spouses and dependents of medical expenses in accordance with the terms and conditions, and subject to the limitations, set forth in the provisions of the applicable Policy attached hereto and incorporated herein by reference and which may be changed in accordance with the terms of the Policy. Medical benefits shall be provided under the Retirement System only to the extent there are sufficient funds to provide such benefits available in the Medical Benefits Account described in paragraph (c)(ii). Medical benefits provided under the Retirement System shall be deemed paid first from assets transferred pursuant to paragraphs (f) and (g) and income attributable to those assets. In no event shall any benefits be paid under the Retirement System to the extent the same benefits are payable under any other plan, program or arrangement of the Company. The Retirement Board may establish claims procedures and administrative rules relating to the provision of medical benefits hereunder to the extent that the claims procedures and administrative rules under the applicable Policy do not apply.

 (e) Amendment and Termination of Medical Benefits. The Board of Directors may amend, suspend, terminate, withdraw, or modify Appendix E of the Retirement System in whole or in part at any time subject to the provisions of the applicable Policy relating to benefits following termination or conversion rights. Upon the satisfaction of all Retirement System liabilities for medical benefits under the Retirement System, all amounts held in the Medical Benefits Account described in paragraph (c)(ii) of the Retirement System will be returned to the Company.
  Medical Benefits Account Transactions


 (f) Amounts Transferred to Medical Benefits Account for
Qualified Current Retiree Health Liabilities for Taxable Year
Ended on March 31, 1991.

 (i) Not later than the due date (including extensions) for filing the Companys federal income tax return for the Companys taxable year ended on March 31, 1991, there shall be transferred from Retirement System assets to the Medical Benefit Account established pursuant to paragraph (c)(ii) an amount equal to the lesser of (A) an amount designated by the chief financial officer of Todd Shipyards Corporation or his delegate not in excess of the expenditures of the Company for qualified current retiree health liabilities for the Companys taxable year ended on March 31, 1991 and (B) the excess pension assets of the Retirement System determined as of June 30, 1991, which is the valuation date for the Retirement System next preceding the date of such transfer.
 (ii) Promptly after the later of (A) the date of such transfer and (B) the date of issuance of a determination letter by the Internal Revenue Service, finding that the addition of Appendix E to the Retirement System and any related Retirement System amendments (modified as may be necessary or desirable in order to secure the issuance of such determination letter) does not adversely affect the tax-exempt status of the Retirement System or the related trust, the Retirement System shall pay to the Company in cash from the Medical Benefits Account an amount equal to the lesser of (A) the amount held in the Medical Benefits Account at the time of payment and (B) the total amount of expenditures of the Company for qualified current retiree health liabilities for the Companys taxable year ended March 31, 1991, as certified by the chief financial officer of Todd Shipyards Corporation.

 (g) Amounts Transferred to Medical Benefits Account for
Qualified Current Retiree Health Liabilities for Subsequent
Taxable Years.

 (i) Not later than the respective transfer dates specified in the following table, there shall be transferred from Retirement System assets to the Medical Benefits Account an amount equal to the lesser of (A) an amount designated by the chief financial officer of Todd Shipyards Corporation or his delegate and certified by the designated officer to be not in excess of the reasonably estimated expenditures of the Company for qualified current retiree health liabilities for the Companys taxable year ended on the respective taxable year closing dates specified in the following table and (B) the excess pension assets of the Retirement System determined as of the applicable Retirement System valuation date next preceding the date of the transfer, as specified in the following table:

TRANSFER DATE  TAXABLE YEAR CLOSING DATE  APPLICABLE SYSTEM
VALUATION DATE
March 29, 1992 March 29, 1992 June 30, 1992
March 28, 1993March 28, 1993June 30, 1993
April 3, 1994April 3, 1994June 30, 1994
April 2, 1995April 2, 1995June 30, 1995
March 31, 1996March 31, 1996June 30, 1996
  For purposes of this Appendix E, the taxable year closing date shall be the Sunday closest to March 31.

 (ii) After the later of (A) the date of each transfer described in subparagraph (i) and (B) the date of issuance of an Internal Revenue Service determination letter finding that the addition of Appendix E to the Retirement System and any related Retirement System amendments (modified as may be necessary or desirable in order to secure the issuance of such determination letter) does not adversely affect the tax-exempt status of the Retirement System or the related trust, and on or prior to the taxable year closing date next following or coinciding with the date of the transfer, the Retirement System shall pay to the Company in cash from the Medical Benefits Account an amount designated by the chief financial officer of Todd Shipyards Corporation or his delegate and certified by the designating officer to be not in excess of the expenditures of the Company for qualified retiree health liabilities for the Companys taxable year during which the transfer was made.

 (h) Restrictions on Use of Amounts Transferred to Medical
Benefits Account.
 (i) Amounts transferred to the Medical Benefits Account pursuant to paragraph (f) (and any income thereon) shall be used only to pay qualified current retiree health benefits (other than liabilities of key employees (within the meaning of Section
416(i) of the Code determined, where applicable, on the basis of the employees compensation from the Company as reported on Form W-2 for the calendar year ending within the applicable Plan Year) with respect to the Plan Year ending on June 30, 1990) for the taxable year of the Company ended on March 31, 1991. Amounts transferred to the Medical Benefits Account pursuant to paragraph
(g) (and any income thereon) shall be used only to pay qualified current retiree health benefits (other than liabilities of key employees (within the meaning of Section 416(i) of the Code determined, where applicable, on the basis of the employees compensation from the Company as reported on Form W-2 for the calendar year ending with or within the applicable Plan Year) with respect to the Plan Year ending on the June 30 next preceding the respective taxable year closing dates specified in the table forming part of paragraph (g)(i).
 (ii) Any amounts transferred to the Medical Benefits Account pursuant to paragraph (f) or (g) (and any income thereon) which are not used as provided in subparagraph (i) shall be transferred out of the Medical Benefits Account to the Retirement System.

 (i) Vesting of Accrued Pension Benefits.
 (i) The accrued pension benefits of each Member or Beneficiary under the Retirement System shall become nonforfeitable in the same manner which would be required if the Retirement System had terminated immediately before each transfer made to the Medical Benefits Account pursuant to paragraph (f) or (g).
 (ii) With respect to the transfer described in paragraph (f), the accrued pension benefits under the Retirement System of any Member who separated from the service of the Company during the period beginning on April 1, 1990 and ending on December 15, 1991 and the accrued pension benefits of any beneficiary of such a Member shall also be recomputed so as to become nonforfeitable in the same manner which would be required if the Retirement System had terminated immediately before such separation from service. With respect to a transfer pursuant to paragraph (g), the accrued pension benefits under the Retirement System of a Member who separated from the service of the Company during the one-year period ending on the date of the transfer and the accrued benefits of any beneficiary of such a Member shall become nonforfeitable in the same manner which would be required if the Retirement System had terminated immediately before such separation.

 (j) Minimum Employer Cost Requirements. The applicable employer cost for each taxable year of the Company during the cost maintenance period shall not be less than the applicable employer cost for each of the two taxable years of the Company immediately preceding the taxable year of the Company in which a transfer described in paragraph (f) or (g) is made.
For purposes of this paragraph (j), the term applicable employer cost means, with respect to any taxable year of the Company, the amount (determined separately (i) for individuals eligible for benefits under Title XVIII of the Social Security Act at any time during the taxable year and (ii) with respect to individuals not so eligible) by dividing(A) the qualified current retiree health liabilities of the Company for such taxable year determined (1) without regard to any reduction for amounts
previously   contributed to a health  benefits account or welfare
benefit   fund (as defined in Section 419(e) of the Code) to pay
for the   qualified current retiree health liabilities, and (2)
in the case of a taxable year of the Company in which no
transfer described in paragraph (f) or (g) occurred, in the same manner as if there had been such a transfer at the end of the taxable year, by
(B) the number of individuals to whom coverage for applicable health benefits was provided during such taxable year.
  For purposes of this paragraph (j):
  (1)  With respect to the transfer described in paragraph (f),
the   term cost maintenance period means the period of five
taxable   years of the Company beginning with the taxable year of
the   Company ended on March 31, 1991; and  (2)  With respect to
each transfer described in paragraph (g), the   term cost
maintenance period means the five taxable years of   the Company
beginning with the taxable year of the Company in   which the
transfer occurred.  If a taxable year of the Company   is in two
or more overlapping cost maintenance periods the   applicable
employer cost to be taken into account for purposes   of this
paragraph (j) shall be the highest applicable employer   cost
required to be provided for such taxable year.

 (k) Definitions of Appendix E Terms. (i) For purposes of Appendix E, the term qualified current retiree health liabilities means, with respect to any taxable year of the Company, the aggregate amounts (including administrative expenses) which would have been allowable as a deduction to the Company for such taxable year with respect to applicable health benefits provided during such taxable year if: (A) such benefits were provided directly by the Company, and(B) the Company used the cash receipts and disbursements method of accounting. A benefit will be deemed provided for purposes of the foregoing definition (1) by payment or reimbursement by the Company to eligible retired former employees and their eligible spouses and dependents of covered medical expenses or (2) by payment by the Company of premiums to provide coverage under the Policy. Such benefits will be deemed provided at the time when such benefits would be includible in the gross income of the eligible retired former employees or spouses or dependents if provided directly by the Company (or would be so includible but for any provision of the Code excluding such benefit from gross income).

 (ii) For purposes of Appendix E, the term applicable health benefits means health benefits or coverage provided to (A) retired former employees who, immediately before each transfer described in paragraphs (f) and (g), are entitled to receive such benefits upon retirement and (B) their spouses and dependents.
 (iii) For purposes of Appendix E, the term excess pension assets means (A) the amount determined under Section 412(c)(7)(A)(ii) of the Code (i.e., the lesser of (1) the fair market value of the Retirement Systems assets or (2) the value of such assets determined under Section 412(c)(2) of the Code) over (B) the greater of (1) the amount determined under Section 412(c)(7)(A)(i) of the Code (i.e., (I) the lesser of (I) 150% of current liability or (II) the accrued liability (including normal cost) under the Retirement System (determined under the entry age normal funding method if such accrued liability cannot be directly calculated under the funding method used for the Retirement System) or (2) 125% of current liability (as defined in Section 412(c)(7)(B) of the Code (i.e., the meaning of the term current liability under Section 412(1)(7) of the Code determined without respect to subparagraph (D) thereof)).

ADDENDUM A



PROPOSED AMENDMENTS TO THE
TODD SHIPYARDS CORPORATION RETIREMENT SYSTEM


1. Section 1.08 is amended by adding the following sentence at the end thereof:

For purposes of Sections 3.03(c)(i) and 3.03(d)(i), a Break in Service shall mean any Plan Year in which a Member does not complete 500 Hours of Service.

2. The fifth sentence of Section 1.11 is amended by deleting it in its entirety and substituting the following in its stead:

In determining the Compensation of a Member who is either (i) a five per cent owner (as defined in Code Section 416(i)(1)(B)(i)) or (ii) one of the ten most highly compensated employees of the Company, the Compensation of all persons in the Members family shall be aggregated, except in applying those rules, the term family shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year.

3. Section 1.20 is amended by deleting it in its entirety and substituting the following:

1.20 Leased Employee means any person who is not an employee and who provides services to the Company if -

(A) such services are provided pursuant to an agreement between the Company and any other person,
(B) such person has performed such services for the Company on a substantially full-time basis for a period of at least 1 year, and
(C) such services are of a type historically performed, in the business field of the Company, by employees.

4. Section 4.01(b) is amended by adding the following subparagraph (4) at the conclusion thereof:

(4) Except as otherwise provided in Code Section 401(I) and applicable regulations thereunder, the maximum cumulative permitted disparity for purposes of computing a Members Normal
Retirement Allowance shall not exceed 35.

5. Section 4.07(c)(iv) is amended by deleting it in its entirety and substituting the following in its stead:

(iv) the term remuneration with respect to any Member shall mean the wages, salaries and other amounts paid in respect of that Member by the Employer or an Affiliated Employer for personal services actually rendered, determined after any reduction of Compensation pursuant to Section 3.01 or pursuant to a cafeteria plan as described in Section 125 of the Code, including (but not limited to) bonuses, overtime payments and commissions, compensation based on a percentage of profits, fringe benefits and reimbursements or other expense allowances under a non-accountable plan (as described in Treas. Reg. 1.62-2(a)), but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code.

6.   Section 9.5(a)(iv) is amended by deleting the phrase (1) and
(5) after the reference to Section 416(i).

7. Section 9.05(c)(ii) is amended by deleting the first sentence and substituting the following in its stead:

The Accrued Benefit attributable to Company contributions of a Member who is a non-key employee and who completes 1,000 Hours of Service during a Plan Year, regardless of whether the Member is employed on any specific date during the Plan year, shall not be less than two per cent of his average remuneration multiplied by the number of his years of Continuous Service, not in excess of 10, during the Plan Years for which the Retirement System is top-heavy.

8. Section 9.05(c)(ii) is further amended by adding the following sentence at the conclusion thereof:

The minimum benefit provided hereunder shall be provided to all Members even if they participate in another defined contribution plan maintained by the Company.

Amendment No. 1



Appendix F

Special Early Retirement Offer - 1993



(a) A special early Retirement Allowance shall be payable to a special early retiree (as hereinafter defined) who qualified therefor by reason of (i) his timely filing of a notification of his intention to retire as a special early retiree as hereinafter provided, (ii) his satisfying the eligibility requirements hereinafter described, and (iii) either (A) termination of his employment with the Company and all Affiliated Companies for any reason other than his death or disability on his special early retirement date (as hereinafter defined) or (B) termination of his employment with the Company and all Affiliated Companies by reason of his death or disability on or after the date of the filing of the notification described in (i) above and prior to his special early retirement date, all in accordance with this Appendix F. The special early Retirement Allowance shall be paid in addition to the regular Retirement Allowance payable under
Article 4.

(b)   For the purposes of this Appendix F:
      (1)  Special early retiree means a Member who
(I) on March 1, 1993 is a full time active administrative Employee of the Company working at Seattle, Washington, for the Company or any Affiliated Company, with at least ten years of Continuous Service and at least five years of Credited Service and, as of April 30, 1993, will have attained the age of 50 years or older, and thereby considered eligible for normal, late or early retirement under Section 4.01(a), 4.02(a) or 4.03(a) and
(ii) has notified the Retirement Board in writing, not earlier than March 1, 1993 and not later than April 30, 1993 of his election to retire as a special early retiree on his special early retirement date and to cease to perform any services as an Employee of the Company or any Affiliated Company on such date.

   A Member who meets the conditions set forth in (i) above and who, prior to March 1, 1993 had notified the Retirement Board in writing of his election to retire on a normal, late or early Retirement allowance as of March 1, 1993 or April 1, 1993 shall be treated as a special early retiree under this Appendix F.

(2) Special early retirement date means May 1, 1993, except in the case of a special early retiree described in the final sentence of Section (b)(1) above, in which case the special early retirement date shall be the effective date of retirement (March 1, 1993 or April 1, 1993, as the case may be) elected by such special early retiree.

(c) The special early Retirement Allowance payable to a special early retiree shall be a benefit commencing on his special early retirement date equal to 40% of his Average Final Compensation as defined in Section 1.05 (taking into account only base pay and overtime pay for the last pay period ending April 30, 1993), for a period of ten years (1/12 of the annual amount for a period of 120 consecutive months) commencing on May 1, 1993.
(1) Notwithstanding the foregoing, if the special early retiree is married on the date the special early Retirement Allowance commences, the special early retiree shall receive a Qualified Joint and Survivor Annuity which is the Equivalent Actuarial Value of the special early Retirement Allowance described above unless one of the following elections is made:
(a) If the special early retiree elects, with Spousal Consent, to receive the Retirement Allowance under Option 1 in Section
5.02 as a straight life annuity, then the special early Retirement Allowance will be payable over the ten year period stated above.
(b) If the special early retiree elects, with Spousal Consent, to receive the Retirement Allowance in a lump sum, then the special early Retirement Allowance will be payable in a lump sum which is the Present Value (using 2/93 PBGC rate) of the special early Retirement Allowance payable over the ten year period stated above.
(c) If the special early retiree elects another optional form of payment under Section 5.02, with Spousal Consent, the Equivalent Actuarial Value of the special early Retirement Allowance will be paid in the form so elected.

(2) Notwithstanding the foregoing, if the special early retiree is not married on the date the special early Retirement Allowance commences, the special Early Retirement Allowance shall be paid in a straight life annuity which is the Equivalent Actuarial Value of the special early Retirement Allowance otherwise payable unless one of the following elections is made:
(a) If the special early retiree elects to receive the Retirement allowance under Option 1 in Section 5.02 as a straight life annuity, then the special early Retirement Allowance will be payable over the ten year period stated above.
(b) If the special early retiree elects to receive the Retirement Allowance in a lump sum, then the special early Retirement Allowance will be payable in a lump sum which is the Present Value (using 2/93 PBGC rate) of the special early Retirement Allowance payable over the ten year period stated above.
(c) If the special early retiree elects another optional form of payment under Section 5.02, the Equivalent Actuarial Value of the special early Retirement Allowance will be paid in the form so elected.

AMENDMENT NO. 2

TO THE RESTATED PENSION PLAN FOR THE

TODD SHIPYARDS CORPORATION RETIREMENT SYSTEM



I. Effective January 1, 1993, the Pension Plan is amended as follows:

A new Section 5.07 is added to Article 5 to read:

5.07  Direct Rollovers

   This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributees election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(a) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributees designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b) An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributees eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c) A distributee includes an Employee or former Employee. In addition, the Employees or former Employees surviving Spouse and the Employees or former Employees Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

(d) A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

II. Effective July 1, 1993, the Pension Plan is amended as follows:
The first paragraph of Article 2, Section 2.01 is designated as
Section 2.01(a) and a new Section 2.01(b) is added to provide as follows:
    2.01  Membership Requirements
(b) Any Employee of the Company on July 1, 1993, who is not already a Member shall be ineligible to become a Member, provided, however, any former Member who is entitled to a vested benefit and who on July 1, 1993, had been rehired as an Employee shall be eligible to become a Member upon completing the restoration period as set forth under Section 3.03. Former Members who are entitled to a vested benefit and who are rehired after June 30, 1993, or an employee on June 30, 1993, who becomes an Employee after that date shall not be eligible to participate hereunder.

III. Effective July 1, 1994, the Pension Plan is amended as follows:
   The first paragraph of Article 1, Section 1.11 is designated as Section 1.11(a) and new Sections (b)(c)(d) are added to provide as follows:
    1.11  Compensation
(b) In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA93 annual compensation limit. The OBRA93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

(c) For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA93 annual compensation limit set forth in this provision.

(d) If compensation for any prior determination period is taken into account in determining an employees benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA93 annual compensation limit in
effect for that prior determination period.   For this purpose,
for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA93 annual compensation limit is $150,000.

The undersigned Chairman and Secretary of the Retirement Board of the Todd Shipyards Corporation Retirement System, do hereby certify that the foregoing amendment to the restated Pension Plan was duly adopted by the Retirement Board at a meeting duly called and held on September 29, 1994.

/s/ Patrick W.E. Hodgson
Chairman

/s/ Dale R. Branscomb
Secretary